Filed Pursuant to Rule 424(b)(5)

Registration No. 333-284916

PROSPECTUS SUPPLEMENT

(To Prospectus dated February 26, 2025)

LIVEONE, INC.

1,000,000 Shares of Common Stock

Pursuant to this prospectus supplement and the accompanying prospectus, we are offering 1,000,000 shares (the “Shares”) of our common stock, $0.001 par value per share (the “common stock”), at an offering price per share equal to $7.50 to Broadcast Music, Inc. (“BMI Inc.”). The shares of common stock are being issued and sold directly to BMI Inc. as the designee of Broadcast Music, LLC (“BMI”), pursuant to the Shares Issuance Agreement, dated April 17, 2026 (the “Shares Issuance Agreement”), by and among the Company, BMI and Slacker, Inc., the Company’s wholly owned subsidiary (“Slacker”), as payment in full of Slacker’s outstanding payment and music royalty payment obligations due through March 31, 2027 (the “Payments”) under the Slacker Music Service Music Performance License Fee Agreement, dated as of November 20, 2024, and the Final License Fee Agreement and Release, dated as of November 20, 2024, each as amended on April 17, 2026 (the “Amendment” and collectively, the “License Agreements”), between BMI and Slacker. The issuance of the Shares is subject to certain closing conditions.

We will not receive any cash proceeds from the offering of the Shares, however, the Shares offset any Payments due to BMI under the License Agreements through March 31, 2027. We expect to incur approximately $20,000 of expenses in connection with this offering. BMI Inc. may be deemed an “underwriter” within the meaning of the Securities Act of 1933, as amended. All selling and other expenses incurred by BMI Inc. will be paid by BMI Inc.

Our common stock trades on The Nasdaq Capital Market under the symbol “LVO.” On April 20, 2026, the last reported sale price of our common stock on The Nasdaq Capital Market was $4.81 per share.

You should read carefully this prospectus supplement and the accompanying prospectus, as well as the documents incorporated by reference herein and therein, before you invest in our securities.

Investing in our securities involves a high degree of risk. Please read “Risk Factors” beginning on page S-23 of this prospectus supplement, the section captioned “Item 1A — Risk Factors” in our most recently filed Annual Report on Form 10-K and in our most recently filed Quarterly Report on Form 10-Q, which we have incorporated by reference into this prospectus supplement, and the accompanying prospectus and in the documents incorporated by reference into this prospectus supplement.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This offering is expected to close on or about April 24, 2026, subject to customary closing conditions, without further notice to you. Other than as described above, the shares of common stock offered hereby are being sold directly by us without the use of underwriters or agents.

The date of this prospectus supplement is April 17, 2026.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

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EXPLANATORY NOTE

Effective September 26, 2025, LiveOne, Inc. (the “Company”) effected a 1-for-10 reverse stock split (the “Reverse Stock Split”) of its issued and outstanding shares of common stock, $0.001 par value per share (the “common stock”). As a result of the Reverse Stock Split, every 10 shares of the Company's issued and outstanding pre-Reverse Stock Split shares of common stock were combined into one share of common stock. Stockholders who otherwise were entitled to receive fractional shares of common stock received cash (without interest) in lieu of any fractional shares. In connection with the Reverse Stock Split, there was no change in the par value per share of common stock of $0.001. As a result of the Reverse Stock Split, equitable adjustments corresponding to the Reverse Stock Split ratio were made to the Company’s outstanding warrants and its other convertible instruments and upon the exercise or vesting of all stock options such that every 10 shares of common stock that may be issued upon the exercise of the Company's warrants and stock options and conversion of its other convertible instruments held immediately prior to the Reverse Stock Split represent one share of common stock that may be issued upon exercise of such warrants and stock options and conversion of the other convertible instruments immediately following the Reverse Stock Split. Correspondingly, the exercise price per share of common stock attributable to the Company's warrants and stock options and the conversion price of its other convertible instruments immediately prior to the Reverse Stock Split was proportionately increased by a multiple of 10 following the Reverse Stock Split.

All common stock share and per share data, and exercise price data for applicable common stock equivalents, included in this prospectus supplement, including any financial data, have been retroactively adjusted to give effect to the Reverse Stock Split for all periods presented, unless otherwise indicated.

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ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus form part of a registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. This document contains two parts. The first part consists of this prospectus supplement, which provides you with specific information about this offering. The second part, the accompanying prospectus, provides more general information, some of which may not apply to this offering. Generally, when we refer only to the “prospectus,” we are referring to both parts combined. This prospectus supplement, and the information incorporated herein by reference, may add, update or change information in the accompanying prospectus. You should read the entire prospectus supplement as well as the accompanying prospectus and the documents incorporated by reference herein that are described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” If there is any inconsistency between the information in this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

You should rely only on the information contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus and any free writing prospectus we may provide to you in connection with this offering. Neither we, nor the Placement Agent have authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.

The information appearing in this prospectus supplement, the accompanying prospectus and any free writing prospectus we may provide to you in connection with this offering is accurate only as of the date of the respective document and any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement, the accompanying prospectus, any free writing prospectus we may provide to you in connection with this offering, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying prospectus, any free writing prospectus prepared by us or on our behalf, and the documents incorporated by reference in this prospectus supplement, in their entirety before making any investment decision.

We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the offering of the securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus supplement outside the United States. This prospectus supplement does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

The industry and market data and other statistical information contained in this prospectus supplement, the accompanying prospectus and the documents we incorporate by reference are based on management’s estimates, independent publications, government publications, reports by market research firms or other published independent sources, and, in each case, are believed by management to be reasonable estimates. Although we believe these sources are reliable, we have not independently verified the information. None of the independent industry publications used in this prospectus supplement, the accompanying prospectus or the documents we incorporate by reference were prepared on our or our affiliates’ behalf and none of the sources cited by us consented to the inclusion of any data from its reports, nor have we sought their consent.

The representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

In this prospectus supplement, unless otherwise stated or the context otherwise requires, the terms “LiveOne,” “we,” “us,” “our” and the “Company” refer to LiveOne, Inc. References to our “common stock” refer to the common stock of LiveOne, Inc.

All references in this prospectus supplement to our financial statements include, unless the context indicates otherwise, the related notes.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein or therein, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are intended to be covered by the “safe harbor” created by those sections. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or other comparable terms. All statements other than statements of historical facts included in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein or therein regarding our strategies, prospects, financial condition, operations, costs, plans and objectives are forward-looking statements. Examples of forward-looking statements include, among others, statements about:

Risks Related to Our Business and Industry

●	We rely on our largest OEM customer for a substantial percentage of our revenue. The loss of our largest OEM customer or the significant reduction of business or growth of business from such customer could significantly adversely affect our business, financial condition and results of operations.

●	We rely on our relationship with our largest OEM customer for a substantial percentage of our potential subscribers who are now eligible to convert to become direct customers of LiveOne. Our inability to convert a significant number of these subscribers could cause a significant reduction of our business and could significantly adversely affect our business, financial condition and results of operations.

●	We have incurred significant operating and net losses since our inception and anticipate that we will continue to incur significant losses for the foreseeable future.

●	We may require additional capital, including to fund our current debt obligations and to fund potential acquisitions and capital expenditures, which may not be available on terms acceptable to us or at all and which depends on many factors beyond our control.

●	Our failure to meet the continued listing requirements of Nasdaq could result in a de-listing of our common stock and penny stock trading.

●	There is substantial doubt about our ability to continue as a going concern.

●	Our business is partially dependent on our ability to secure music streaming rights from Content Providers and to stream their live music and music-related video content on our platform, and we may not be able to secure such content on commercially reasonable terms or at all.

●	We may be unable to fund any significant up-front and/or guaranteed payment cash requirements associated with our live music streaming rights, which could result in the inability to secure and retain such streaming rights and may limit our operating flexibility, which may adversely affect our business, operating results and financial condition.

●	We face intense competition from competitors, and we may not be able to increase our revenues, which could adversely impact our business, financial condition and results of operations.

●	Advancements in AI technology may adversely affect our business model and competitive position.

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Risks Related to Our Company

●	For the fiscal year ended March 31, 2024, our management concluded that our disclosure controls and procedures and our internal control over financial reporting were not effective. If we are unable to establish and maintain effective disclosure controls and internal control over financial reporting, our ability to produce accurate financial statements on a timely basis or prevent fraud could be impaired, and the market price of our securities may be negatively affected.

●	We heavily depend on relationships with our Content Providers and other Industry Stakeholders and adverse changes in these relationships, could adversely affect our business, financial condition and results of operations.

●	We rely on key members of management, particularly our Chairman and Chief Executive Officer, Mr. Robert Ellin, and our Chief Financial Officer, Ryan Carhart, and the loss of their services or investor confidence in them could adversely affect our success, development and financial condition.

●	Unfavorable outcomes in legal proceedings may adversely affect our business, financial conditions and results of operations.

●	Our debt agreements contain restrictive and financial covenants that may limit our operating flexibility and our substantial indebtedness may limit cash flow available to invest in the ongoing needs of our business.

●	We may not have the ability to repay the amounts then due under our senior Debentures and/or Capchase Loan (each as defined below) at maturity, required redemption payments and/or to the holders of our Series A Preferred Stock, which would have a material adverse effect on our business, operating results and financial condition.

●	If we do not comply with the provisions of our senior Debentures, the holders of the Debentures may accelerate our obligations to them and require us to repay all outstanding amounts owed thereunder.

●	Our ability to satisfy the conditions to issue the Additional Debentures (as defined above).

●	We may incur substantially more debt or take other actions that would intensify the risks related to our indebtedness.

Risks Related to Our Acquisition Strategy

●	We can give no assurances as to when we will consummate any future acquisitions or whether we will consummate any of them at all.

Risks Related to Technology and Intellectual Property

●	We rely heavily on technology to stream content and manage other aspects of our operations and on our Content Management System. The failure of any of this technology to operate effectively could adversely affect our business.

Risks Related to Our PodcastOne Business

●	PodcastOne generates a substantial portion of it revenues from its podcast and advertising sales. If PodcastOne fails to maintain or grow podcasting and advertising revenue, our financial results may be adversely affected.

●	PodcastOne faces and will continue to face competition for listeners and listener listening time.

●	PodcastOne’s business is dependent upon the performance of the podcasts and their talent.

●	If PodcastOne fails to increase the number of listeners consuming its podcast content, our business, financial condition and results of operations may be adversely affected.

●	PodcastOne’s podcasting revenue and operating results are highly dependent on the overall demand for advertising.

●	PodcastOne relies on integrations with advertising platforms, demand-side platforms (“DSPs”), proprietary platforms and ad servers, over which we exercise very little control.

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Risks Related to Our E-commerce Merchandising and Other E-commerce Business

●	Our business is affected by seasonality, which could result in fluctuations in our operating results.

●	We are subject to data security and privacy risks that could negatively affect our results, operations or reputation.

●	Changes in tax treatment of companies engaged in e-commerce may adversely affect the commercial use of our sites and our financial results.

Risks Related to the Ownership of Our Common Stock

●	The market price of our common stock may be highly volatile.

●	We cannot guarantee that our stock repurchase program will be consummated, fully or all, or that it will enhance long-term shareholder value. Stock repurchases could also increase the volatility of the trading price of our stock and could diminish our cash reserves.

●	Our Chairman and Chief Executive Officer and stockholders affiliated with him own a significant percentage of our stock and will be able to exert significant control over matters subject to stockholder approval.

●	Future sales of a substantial number of shares of our common stock in the public market by certain of our stockholders could cause our stock price to fall.

●	We do not intend to pay dividends on our common stock so any returns will be limited to the value of our stock.

●	Provisions in our Certificate of Incorporation (as amended, the “Certificate of Incorporation”) and Bylaws (as amended, the “Bylaws”) and provisions under Delaware law could make it more difficult for a third party to acquire us or increase the cost of acquiring us, even if doing so would benefit our stockholders, and may prevent or frustrate attempts by our stockholders to replace or remove our current management.

Risks Related to This Offering

●	A substantial number of shares of our common stock may be issued pursuant to the terms of the Debentures, which could cause the price of our common stock to decline.

●	Our failure to meet the continued listing requirements of Nasdaq could result in a de-listing of our common stock and penny stock trading.

●	There is substantial doubt about our ability to continue as a going concern.

●	Dilution from further financings.

●	The market price of our common stock may be highly volatile, you may not be able to resell your shares at or above the public offering price and you could lose all or part of your investment.

●	Our Chairman and Chief Executive Officer and stockholders affiliated with him own a significant percentage of our stock and will be able to exert significant control over matters subject to stockholder approval.

●	The restrictive covenants contained in the Debentures could adversely affect our business plan, liquidity, financial condition, and results of operations.

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Risks Related to Our Cryptocurrency Assets Treasury Strategy and Holdings

●	Our Crypto Asset Treasury Strategy (as defined below) exposes us to various risks associated with cryptocurrencies.

●	The broader digital assets industry is subject to counterparty risks, which could adversely impact the adoption rate, price, and use of cryptocurrencies.

●	We may use our cash and cash equivalents to purchase cryptocurrencies, the price of which has been, and will likely continue to be, highly volatile.

●	Bitcoin, Ethereum, Solana and other digital assets are novel assets, and are subject to significant legal, commercial, regulatory and technical uncertainty.

●	Our historical financial statements do not reflect the potential variability in earnings that we may experience in the future relating to our bitcoin holdings.

●	We face risks relating to the custody of our bitcoin and other forms of Crypto (as defined below), including the loss or destruction of private keys required to access our Crypto and cyberattacks or other data loss relating to our Crypto holdings.

●	Regulatory change reclassifying bitcoin or other forms of cryptocurrencies as a security could lead to our classification as an “investment company” under the Investment Company Act of 1940, as amended (the “1940 Act”), and could adversely affect the market price of bitcoin or other forms of cryptocurrencies and the market price of our common stock.

●	We may be subject to regulatory developments related to cryptocurrency assets and cryptocurrency markets, which could adversely affect our business, financial condition, and results of operations.

●	Our cryptocurrency assets treasury strategy exposes us to risk of non-performance by counterparties.

●	Holders of our Debentures and Capchase, our lender, may foreclose on any crypto asset pursuant to certain restrictive covenants in the applicable debt agreements.

Forward-looking statements are based only on our current beliefs, expectations and assumptions regarding the future of our business, strategies, projections, anticipated events and trends, and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in our forward-looking statements. Therefore, you should not rely on the occurrence of events described in any of these forward-looking statements. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information about us, this offering and selected information contained elsewhere in or incorporated by reference into this prospectus supplement or the accompanying prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our securities. For a more complete understanding of our company and this offering, we encourage you to read and consider carefully the more detailed information in this prospectus supplement and the accompanying prospectus, including the information under the heading “Risk Factors” in this prospectus supplement and the accompanying prospectus and in the information incorporated by reference in this prospectus supplement and the accompanying prospectus.

Overview

LiveOne, Inc. (the “Company,” “LiveOne”, “we,” “us,” or “our”) is an award-winning, creator-first, music, entertainment and technology platform focused on delivering premium experiences and content worldwide through memberships and live and virtual events. We are a pioneer in the acquisition, distribution and monetization of live music events, Internet radio, podcasting/vodcasting and music-related membership, streaming and video content. Through our comprehensive service offerings and innovative content platform, we provide music fans the ability to listen, watch, attend, engage and transact. Serving a global audience, our mission is to bring the experience of live music and entertainment to consumers wherever music and entertainment is watched, listened to, discussed, deliberated or performed around the world. Our operating model is focused on a flywheel concept of integrated services centered on servicing and monetizing superfans through multiple revenue streams and product/service offerings. As of December 31, 2025, we operated four core integrated services: (1) one of the industry’s leading online live music streaming platforms (LiveOne), (2) a fully integrated membership and advertising streaming music service Slacker operating as LiveOne powered by Slacker, (3) a leading podcasting platform operating as PodcastOne, our majority owned subsidiary (“PodcastOne”), and (4) a retailer and wholesaler of personalized merchandise and gifts operating as Custom Personalization Solutions, Inc. (“CPS”). We enhance the experience by granting audiences access to premium original content, artist exclusives and industry interviews. Our LiveOne application offers users access to live events, audio streams with access to millions of songs and hundreds of expert-curated radio platforms and stations, original episodic content, podcasts, vodcasts, video on demand, real-time livestreams, and social sharing of content. Today, our business is comprised of three operating segments: PodcastOne, Slacker and our Media Group. Our Audio Group consist of our PodcastOne and Slacker subsidiaries and our Media Group consists of our remaining subsidiaries (hereon referred to as our “Media Operations”).

We generate revenue through the sale of membership-based services and advertising from our music offerings, from the licensing, advertising and sponsorship of our live music and podcast content rights and services, from our expanding pay-per-view offerings and from retail sales of merchandise and gifts.

Operations

We provide services through a dedicated over-the-top application powered by Slacker (“LiveOne App”) called LiveOne. Our services are delivered through digital streaming transmissions over the Internet and/or through satellite transmissions and may be accessed on users’ desk-top, tablets, mobile devices (iOS, Android), Roku, Apple TV, Amazon Fire, and through over-the-top (“OTT”), STIRR, and XUMO with more service platforms in discussions. Our users can also access our music platform from our websites, including www.liveone.com and www.slacker.com. Our users may also access our podcasts on www.podcastone.com or our PodcastOne app and acquire merchandise and gifts on www.personalizedplanet.com and www.limogesjewelry.com.

Historically, we acquired the rights to stream our live and recorded music and broadcasts from a combination of festival owners and promoters, such as Anschutz Entertainment Group (“AEG”) and Live Nation Entertainment, Inc. (“Live Nation”), music labels, including Universal Music, Warner Music and Sony Music, and through individual music publishers and rights holders. Beginning mid-March 2020, the pandemic associated with COVID-19 temporarily shut down the production of all on-ground, live music festivals and events. As a result, we pivoted our production to 100% streaming, and began producing, curating, and broadcasting streaming music festivals, concerts and events across our platform. In May 2020, we launched our first pay-per-view (“PPV”) performances across our platform, allowing artists and fans to access a new digital compliment to live festivals, concerts and events.

The majority of our content acquisition agreements provide us the exclusive rights to produce, license, broadcast and distribute live broadcast streams of these festivals and events throughout the world and across any digital platform, including cable, Internet, video, audio, video-on-demand (“VOD”) and virtual reality (“VR”). We are working to expand our VOD, PPV, content catalog and content capabilities. Since 2018, we launched LiveZone, a traveling studio originating from live music events and festivals all over the world. LiveZone combines music news, commentary, festival updates and artist interviews, and provide context to premiere events by showcasing exotic locales, unique venues, and artist backstories, adding “pre-show” and “post-show” segments to livestreamed artist performances and original festival-based content. During fiscal years ended March 31, 2023 and 2022, we launched our own franchises including “Music Lives,” our multi-artist virtual festival, “Music Lives ON,” our series of virtual live-streaming performances, “Self Made” our music competition platform, “The Lockdown Awards”, our award show celebrating the best in quarantine content, “The Snubbys”, our award show celebrating deserving artists who should have been but were not nominated for applicable awards, “The Breakout Awards,” our award show celebrating some of the year’s most iconic music, celebrities and pop culture moments and “One Rising” an emerging artist program that breaks up and coming talent across the music landscape.

In July 2020, we entered the podcasting business with the acquisition of PodcastOne and in December 2020, we entered the merchandising business with the acquisition of CPS. On February 28, 2023, we acquired a majority interest in Splitmind LLC and Drumify LLC. On September 8, 2023, PodcastOne completed a Qualified Event (as defined below) (its spin out from the Company to become a standalone publicly trading company) as a result of its direct listing on The NASDAQ Capital Market on such date (the “Direct Listing”). Through the operations of our DayOne Music Publishing, Drumify and Splitmind subsidiaries, we operate our music publishing and artist and brand development businesses.

On October 1, 2024, we announced an amended relationship with our largest OEM customer. Effective December 1, 2024, the OEM customer no longer subsidizes our products to some of its customers, however, we offer all OEM customer vehicles in North America the opportunity to convert to become direct subscribers of our LiveOne music app. The direct subscription to our LiveOne app allows such users for the first time to access their LiveOne music and LiveOne’s other service offerings directly across all of their devices. Our LiveOne music streaming button/icon, which allows users to directly connect their subscription to LiveOne, is expected to remain in the OEM customer’s music streaming services dashboard in perpetuity. The OEM customer will continue to pay us monthly for grandfathered vehicles for the term of the OEM license agreement.

Digital Internet Radio and Music Services

Our digital Internet radio and music services are available to users online and through automotive and mobile original equipment manufacturers (“OEMs”) on a white label basis, which allow certain OEMs to customize the radio and music services with their own logos, branding and systems. Our users are able to listen to a variety of music, radio personalities, news, sports, comedy and the audio of live music events. Our revenue structure for our digital Internet radio and music services varies and may be in the form of (i) a free service to the listener supported by paid advertising, (ii) paid premium membership services, and/or (iii) a fixed fee per user. The fees generated from ad-supported and membership services are generally subject to revenue sharing arrangements with music right holders and labels, and fees to festivals, clubs, events, concerts, artists, promoters, venues, music labels and publishers (“Content Providers”).

Podcast Services

Our podcasts are available to users online alongside our digital Internet radio. Our users are able to listen to a variety of podcasts, from music, radio personalities, news, entertainment, comedy and sports. PodcastOne has built a distribution network reaching over 1 billion listeners a month across all of its own properties, LiveOne platforms, Spotify, Apple Podcasts, iHeartRadio, Samsung and over 150 shows exclusively available in Tesla vehicles. Similar to our digital Internet radio fee structure, we monetize podcasts through (i) paid advertising or (ii) paid premium membership services. We own one of the largest networks of podcast content in North America, which has over 300 exclusive podcast shows that produces over 300 episodes per week and has generated over 3.6 billion downloads during the year ended March 31, 2025.

PodcastOne and its roster of top performing hosts are also able to integrate unique visual elements into the podcasts they produce and distribute them via YouTube, with PodcastOne becoming the first podcast network to utilize Adori, a pioneering interface technology. Adori’s unique YouTube integration technology allows podcast hosts and networks to seamlessly import episodes from RSS feeds, enhance them with visual elements and upload enriched assets directly to YouTube. Adori’s patented technology embeds contextual visuals, multi-format ads, augmented reality (“AR”) experiences, buy buttons, polls, and other “call to action” features in the audio creating a more enhanced and richer listener experience. In creating visually enhanced podcasts, Adori’s YouTube product provides additional monetization avenues for PodcastOne’s slate of original programming, increased discoverability and search engine optimization presence.

In addition to PodcastOne’s core business, it also built, owns and operates a solution for the growing number of independent podcasters, LaunchpadOne. LaunchpadOne is a self-publishing podcast platform, created to provide a low or no cost tool for independent podcasters without access to parent podcasting networks or state of the art equipment to create shows. LaunchpadOne serves as a talent pool for us to find new podcasts and talent.

In June 2023, we launched PodcastOne TV, a free ad-supported streaming television (“FAST”) channel that will stream the video content from PodcastOne’s slate of award-winning podcasts, to be distributed through MuxIP to 60 outlets, using MuxIP’s FASTHub for OTT platform. MuxIP will enable PodcastOne to expand its content to viewers of niche content on Smart TVs and a wide range of devices. MuxIP is a global leader in powering the rapidly growing TV business model centered on FAST.

On September 8, 2023, PodcastOne completed its spin out from our Company to become a standalone publicly traded company (the “Spin-Out”) as a result of PodcastOne’s direct listing on The NASDAQ Capital Market on such date.

Merchandise

Via the operations of CPS, we own and operate a group of web-oriented businesses specializing in the merchandise personalization industry. CPS develops, manufactures, and distributes personalized products for wholesale and direct-to-consumer distribution. CPS offers thousands of exclusive personalized gift items for family, home, seasonal holidays, and special events along with personalized jewelry.

Ancillary Products and Services

We also provide our customers the following:

●	Regulatory Support – streaming of music is generally subject to copyright protection. Whenever possible, we use our best efforts to clear music copyright licenses, artist streaming preferences and music publishing rights in advance of usage.

●	Post-Implementation Support – once our customer’s content is activated on the LiveOne App, we provide technical and network support, which includes 24/7 operational assistance and monitoring of our services and performance.

Live Music Events

We produce, edit, curate and stream live music events through (i) broadband transmission over the Internet and/or satellite networks to our users throughout the world, where permitted (“Digital Live Events”) both advertisers supported and PPV events, and (ii) physical ticket sales of on-location music events and festivals at a variety of indoor clubs and outdoor venues and arenas (“On-premise Live Events”). These services allow our users to access live music content in person and over the Internet, including the ability to chat and communicate over our platform. LiveOne provides Digital Live Events for free to our users; however, beginning in May 2020 we launched PPV capabilities and began charging our users to view certain Digital Live Events. We monetize these live events through third party advertising and sponsorship, including with brands such as Volkswagen, Hyundai, Facebook, Tik Tok, Porsche, and Pepsi, and selling territorial licensing rights to Tencent in China and Ocesa in Mexico. Our cost structure varies by music event, and may include set upfront fees/artist guarantees, the amount of which is often dependent on specific artist. A festival’s existing production infrastructure or lack thereof, and, in turn results in, us having a production/financial commitment to the live stream, and in some cases, we may also share the associated revenue. The fees generated from any advertising, sponsored content, VOD/PPV and other services are generally subject to the aforementioned revenue sharing arrangements with certain artists, festival owners and/or music right holders, when applicable.

Recent Developments

Reverse Stock Split

Effective September 26, 2025, we effected a one-for-ten reverse stock split (the “Reverse Stock Split”) of our outstanding shares of common stock. As a result of the Reverse Stock Split, every ten shares of our common stock were combined into one share of our common stock, except that our stockholders who otherwise are entitled to receive fractional shares of our common stock are entitled to receive cash (without interest) from our transfer agent in lieu of such fractional shares in an amount equal to the proceeds attributable to the sale of such fractional shares following the aggregation and sale by our transfer agent of all fractional shares otherwise issuable. There was no change in the par value per share of $0.001 in connection with the Reverse Stock Split. As a result of the Reverse Stock Split, equitable adjustments corresponding to the Reverse Stock Split ratio were made to our outstanding equity awards, warrants and convertible securities and the number of shares issuable under our equity incentive plan and other existing agreements, together with the exercise price or conversion price, as applicable or as required by the terms of each security. Correspondingly, the exercise price per share of our common stock attributable to our warrants and stock options and the conversion price of its other convertible instruments immediately prior to the Reverse Stock Split was proportionately increased by a multiple of ten following the Reverse Stock Split.

Equity Offering

On July 15, 2025, we entered into an underwriting agreement with Lucid Capital Markets, LLC (the “Underwriter”) pursuant to which we agreed to issue and sell to the Underwriter 1,360,833 shares of our common stock at an offering price of $7.50 per share and which includes the grant to the Underwriter of an option for the issuance and sales of up to 177,500 additional shares (the “Option”) to be sold by us (the “Offering”). The aggregate gross proceeds to our Company from the Offering would be approximately $9.5 million (including the exercise of the Option), after deducting an underwriting discount of 7% of the price to the public, but before deducting expenses payable by us in connection with the Offering. Pursuant to the underwriting agreement, we also agreed to issue the Underwriter’s common stock purchase warrants to purchase up to 4% of the securities sold in the Offering at an exercise price of $9.375. The Offering, including the Option, closed on July 17, 2025.

Merlin License Agreement Extension

On March 3, 2026, our Company, Slacker and Music and Entertainment Rights Licensing Independent Network Limited (“Merlin”) entered into a Shares Issuance Agreement (the “Agreement”) pursuant to which we issued to Merlin 500,000 shares (the “Shares”) of our common stock at a deemed issued price of $7.50 per share, as payment of (i) any outstanding music royalty payments due by Slacker under the Digital Music Services Agreement, dated as of February 1, 2014, entered into between Merlin and Slacker, as last amended on March 3, 2026 (the “Amendment” and the Original DMSA, as amended, the “DMSA”), and (ii) any music royalty payments due by Slacker to Merlin during the Extended Term (as defined below), unless terminated earlier as provided therein. Pursuant to the Amendment, the term of the DMSA was extended through November 30, 2026, as such maybe further extended to November 30, 2027 (the “Extended Term”). Pursuant to the Amendment, Merlin’s sale proceeds of any Shares will be offset against any royalty payments or other fees due to Merlin under the DMSA, and among other things, upon any termination or expiration of the DMSA, Slacker will have the option to purchase any unsold Shares held by Merlin or to pay in immediately available funds any amount then outstanding under the DMSA (and in such event Merlin shall return for cancellation any unsold Shares). Merlin agreed not to sell the Shares in excess of more than 5% of the average daily trading volume for the common stock for the preceding 20 consecutive trading days (excluding from such average any index rebalancing days). In the event any fees remain payable to Merlin upon expiration of the Extended Term, Slacker will pay such remaining amounts to Merlin in immediately available funds.

Cryptocurrency Assets Treasury Strategy

WE ARE NOT REGISTERED AS AN INVESTMENT COMPANY UNDER THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED, AND OUR STOCKHOLDERS DO NOT HAVE THE PROTECTIONS ASSOCIATED WITH OWNERSHIP OF SHARES IN A REGISTERED INVESTMENT COMPANY NOR THE PROTECTIONS AFFORDED BY THE COMMODITIES EXCHANGE ACT.

In July 2025, we adopted our cryptocurrency treasury reserve strategy (the “Crypto Assets Treasury Strategy”) and subsequently selected Bitcoin as our intended initial treasury reserve asset on an ongoing basis, subject to market conditions, applicable lender consents and our anticipated cash needs, and we may expand our treasury reserve assets to include other cryptocurrencies such as Ethereum, Solana or others (collectively, “Crypto”). We plan to acquire and hold Crypto using cash flows from operations that exceed working capital requirements, and from time to time, subject to market conditions, issuing equity or debt securities or engaging in other capital raising transactions with the objective of using the proceeds to purchase Crypto. We view our Crypto holdings as long term holdings and expect to continue to accumulate Crypto. We have not set any specific target for the amount of Crypto we seek to hold, and we will continue to monitor market conditions in determining whether to engage in additional Crypto purchases. As of July 2025, our board of directors has authorized our Company to acquire up to $500,000,000 of cryptocurrencies as part of the development and implementation of our Crypto Assets Treasury Strategy and/or Bitcoin Treasury Yield Strategy. This overall strategy also contemplates that we may periodically sell Crypto for general corporate purposes or in connection with strategies that generate tax benefits in accordance with applicable law, enter into additional capital raising transactions, including those that could be collateralized by our Crypto holdings, and consider pursuing strategies to create income streams or otherwise generate funds using our Crypto holdings.

This section summarizes our current Cryptocurrency Assets Treasury Strategy, including our initial Bitcoin holdings and trading execution, custody, storage, and accounting considerations. We may expand our Crypto Assets Treasury Strategy to other forms of Crypto. We reserve the right to update and alter our treasury strategy from time to time. The investment characteristics of digital assets differ materially from traditional treasury holdings. Unlike cash equivalents and short-term U.S. Treasury Bills, which are designed to maximize liquidity and minimize volatility, digital assets do not generate yield, are subject to significant price volatility, and may involve operational, regulatory, and market risks not present in cash instruments. Historically, we have maintained a portion of our corporate treasury in cash and cash equivalents, including non-interest-bearing bank deposits and interest-bearing money market funds. These instruments are highly liquid, have minimal credit risk, and are designed to preserve capital while providing modest yield. We view Crypto as a reliable store of value and a compelling investment and may expand this to potentially other forms of cryptocurrencies in the future. We believe that Bitcoin, Ethereum and Solana in particular have unique characteristics as a scarce and finite asset that can serve as a reasonable inflation hedge and safe haven amid global instability. In considering such investments, we note that digital assets are often compared to gold, which has historically been used by corporations as a non-yielding reserve asset and as a hedge against inflation and currency debasement. Like gold, Bitcoin is not issued or backed by a government, is limited in supply, and is viewed by some market participants as a store of value. However, Bitcoin has exhibited substantially higher volatility than gold and is subject to a less developed regulatory and accounting framework. Accordingly, any allocation to digital assets would not be a substitute for cash management activities or near-term liquidity needs, but rather a diversification strategy similar in some respects to holding gold as a treasury asset. Bitcoin is often compared to gold. Gold has been viewed as a dependable store of value throughout history and its value has appreciated substantially over time. For example, 25 years ago, the price of gold was approximately $500 per ounce. In 2025, the price of gold has traded higher than $3,500 per ounce. We view Bitcoin as a similar store of value. As of February 28, 2026, the total market capitalization of gold exceeds $40.0 trillion compared to approximately $1.3 trillion for Bitcoin, $230 billion for Ethereum and $70 billion for Solana. In the 24 months preceding the filing date of this prospectus, Bitcoin has traded below $30,000 per Bitcoin and above $120,000; Ethereum has traded below $2,600 and above $4,800 per Ethereum and Solana has traded below $100 and above $290 per Solana, each respectively on Coinbase. While highly volatile, the price of Bitcoin, Ethereum, Solana and certain other Crypto has also appreciated significantly since their respective inception (for example at zero per Bitcoin). We believe that a substantial portion of Crypto’s appreciation is attributable to the view that Crypto is or will become a reliable store of value. Like gold, Bitcoin is also viewed as a scarce asset; the ultimate supply of Bitcoin is limited to 21 million coins and approximately 94.8% of its supply already exists. Ethereum has no fixed minimum supply. Solana’s supply is uncapped. It grows at an initial inflation rate of 8% per year, but grows at a decreasing rate by 15% per year until it reaches a long-term inflation rate of 1.5% annually. We believe that Bitcoin’s finite, digital and decentralized nature as well as its architectural resilience make it preferable to gold, which, as noted above, has a market capitalization nearly 10 times higher than the market capitalization of Bitcoin as of July 31, 2025. Ethereum and Solana are also often seen as preferable to gold by certain investors and users because they combine monetary value with technological utility, whereas gold is purely a store of value. Given our belief that Bitcoin, Ethereum and Solana are comparable and possibly better stores of value than gold, we believe that such Crypto has the potential to approach or exceed the value of gold over time. Given the substantial gap in value between gold and Bitcoin based on current market capitalization, we believe that Crypto has the potential to generate outsize returns as it gains increasing acceptance as “digital gold.” We believe that the growing global acceptance and “institutionalization” of Crypto supports our view that Crypto is a reliable store of value. We believe that Crypto’s unique attributes discussed above not only differentiate it from fiat money, but also from other cryptocurrency assets. We believe that Bitcoin’s unique attributes discussed above not only differentiate it from fiat money, but also from other Crypto assets, and for that reason, we currently have no plans to purchase Crypto assets other than bitcoin, Ethereum and Solana.

Bitcoin (BTC)

This section provides a more detailed description of bitcoin. In this section, Bitcoin with an upper case “B” is used to describe the Bitcoin System as a whole that is involved in maintaining the ledger of bitcoin ownership and facilitating the transfer of bitcoin among parties, as well as its components, such as the Bitcoin Network, the Bitcoin Blockchain, the Bitcoin Protocol and Bitcoin Clients (together, the “Bitcoin System”). When referring to the crypto asset within the bitcoin network in this section, bitcoin is written with a lower case “b” (except, of course, at the beginning of sentences or paragraph sections). For clarification purposes, bitcoin is written with a lower case “b” is used to describe the crypto asset native to the Bitcoin System, whose ownership registry and full transfer history is made by the Bitcoin System.

Bitcoin is a crypto asset that serves as the unit of account on an open-source, permissionless, decentralized, peer-to-peer computer network (known as the Bitcoin Network). Every bitcoin is fractionable to the eighth decimal place, with its smallest fraction equal to 0.00000001 bitcoin and called a “Satoshi”. It may be used to pay for goods and services, stored for future use, or converted to government-backed currency such as the U.S. dollar. As of the date of this prospectus, the adoption of bitcoin for these purposes has been limited. The value of bitcoin is not backed by any government, corporation, or other identified body.

Bitcoin Blockchain and Consensus Mechanism

Transactions in bitcoin are broadcasted over the Bitcoin Network and registered in bundles called blocks, which are set to occur on average every 10 minutes and collectively track the full transaction history and ownership of bitcoins in circulation. Every block is cryptographically tied to its predecessor, creating a chain of blocks called the “Bitcoin Blockchain”. Blocks are identified by a block height as if they were progressively piled up starting from a height of zero. The first block of the Bitcoin Blockchain is known as the Genesis block, assigned a height of 0 (zero), and was created on January 3, 2009.

Whilst in traditional financial ledgers, a central authority is responsible for updating users’ balances and preventing the same balance to be spent twice, the Bitcoin System introduces a cost for network participants to add new blocks of transactions to the Bitcoin Blockchain. This consists of creating a proof-of-work by solving a highly costly cryptographic problem by trial and error and broadcasting the obtained solution to other network participants for verification. A key feature of proof-of-work is its asymmetry: the proof generator needs to expend large amounts of computational power to generate it, whereas others can easily verify that the proof is valid at a negligible cost.

The solution to the proof-of-work problem creates a cryptographic hash that sets a unique identifier for every block and includes an imprint of all the transactions included in the block as well as the identifier of the block’s immediate predecessor. This generates a strong cryptographic tie among the blocks in the Bitcoin Blockchain and implies that rebuilding the transaction history from a height smaller than or equal to the current one would demand regenerating all the cumulative proof-of-work from that point until the current block. Given the necessary computational cost, the bigger the pile of blocks stacked above a specific block, the smaller the likelihood for the information included in it to be changed, effectively making it immutable after enough proof-of-work is generated on top of it. At any height, if two diverging versions of the Bitcoin Blockchain exist, a bifurcation referred to as a blockchain fork, the consensual version of the Bitcoin Blockchain is defined as the chain with the largest cumulative proof-of-work, establishing Bitcoin’s so-called fork choice rule. These rules establish a mechanism for the Bitcoin Blockchain to be appended over time and for the Bitcoin Network to reach consensus on bitcoin ownership and transaction history. Therefore, proof-of-work is generally referred to as the consensus mechanism of the Bitcoin System.

The built-in incentive element of the Bitcoin System is bitcoin, which is issued over time as a subsidy that rewards network participants responsible for generating proof-of-work and, thus, adding new blocks to the Bitcoin Blockchain. Since they invest in computational equipment and expend electricity in exchange for newly-issued coins, there exists a clear similarity between this activity and the mining of precious metals such as gold or silver. The creation of proof-of-work is thus popularly referred to as bitcoin mining, and network participants engaging in the activity are called bitcoin miners. Users of the Bitcoin Network might also pay transaction fees in bitcoin to gain priority over others in having their transactions included in a new block. The fees paid by all transactions in a mined block are reverted to the successful miner alongside the mining subsidy.

To make sure that the creation of blocks and thus the issuance of new bitcoin occur on average every 10 minutes, the Bitcoin System has a built-in difficulty adjustment that tunes the cost of generating a valid proof-of-work every interval of 2,016 blocks — approximately every two weeks — starting from the Genesis block. If some miners get more specialized and are able to mine blocks faster than 10 minutes on average, the difficulty is increased when the next cycle of 2,016 blocks starts. On the other hand, if some miners have to shut down operations and blocks start being appended to the blockchain with an average interval exceeding 10 minutes, difficulty is decreased as of the beginning of the next cycle of 2,016 blocks. The computational power of a miner is measured by its capacity to compute cryptographic hashes in the attempt to generate a valid proof-of-work. The collective computational power of the Bitcoin Network is known as the network’s hash rate.

Bitcoin Supply

The value of bitcoin depends on its supply (which is limited), and demand for bitcoin in the markets for exchange that have been organized to facilitate the trading of bitcoin. The supply of bitcoin follows a predefined issuance schedule since Bitcoin’s conception. In every multiple of 210,000 blocks following height 0 (210,000, 420,000, 630,000, etc.), the issuance of bitcoin per block is reduced in half. These events are referred to as “halvings”. Bitcoin’s mining subsidy started at 50 bitcoin per mined block and remained constant between heights 0 and 209,999. The first halving took place on November 28, 2012 at height 210,000, dropping the mining subsidy to 25 bitcoin until height 419,999. The second halving occurred on July 9, 2016 at height 420,000, setting the subsidy per block to 12.5 bitcoin until height 629,999. The third halving took place on May11, 2020 at height 630,000, setting the subsidy per block to 6.25 bitcoin until height 839,999. The most recent halving happened on April 20, 2024 at height 840,000, setting the current subsidy per block to 3.125 bitcoin until height 1,049,999.

By design, the supply of bitcoin is intentionally limited to 21 million units, making bitcoin a disinflationary asset, that is, with a rate of supply growth that decreases over time until reaching zero when the last satoshi is issued. The maximum cap and the disinflationary nature of bitcoin makes it a potential candidate for digital store of value, an investment thesis that is still gaining traction among investors worldwide. As of the date of this prospectus, there are approximately 19.75 million bitcoins in circulation.

Bitcoin Network, Protocol, Clients and Network Upgrades

Bitcoin is maintained on the decentralized, open source, peer-to-peer computer network, the Bitcoin Network. No single entity owns or operates the Bitcoin Network. The Bitcoin Network is accessed through software and governs bitcoin’s creation and movement. The source code for the Bitcoin Network, often referred to as the Bitcoin Protocol, is open-source, and anyone can contribute to its development.

Proof-of-work, the fork choice rule, the difficulty adjustment and the supply schedule of bitcoin comprise the Bitcoin Protocol, the full set rules that users of the Bitcoin System must agree on in order to participate in the Bitcoin Network. Implementations of the Bitcoin Protocol are called “Bitcoin Clients”. These are open-source codes that can be maintained by anyone and used by any individual wishing to join the Bitcoin Network. Every computer running an instance of a Bitcoin Client is called a node.

The infrastructure of the Bitcoin Network is collectively maintained by its participants, which include miners, developers, and users. Miners register transactions and provide security to the Bitcoin Network. Developers maintain and contribute updates to the Bitcoin Clients. Users access the Bitcoin Network either running their own node or communicating with the node run by a third-party server. Anyone can be a user, developer, or miner, but not all Bitcoin Network participants need to run a node.

Bitcoin is “stored” on a digital transaction ledger commonly known as a “blockchain.” A blockchain is a distributed database that is continuously updated and reconciled among certain users and is protected by cryptography. The bitcoin blockchain contains a complete record and history for each bitcoin transaction.

New bitcoins are created through a process called “mining.” Miners use specialized computer software and hardware to solve a highly complex mathematical problem presented by the Bitcoin Protocol. The first miner to successfully solve the problem is permitted to add a block of transactions to the bitcoin blockchain. The new block is then confirmed through acceptance by a majority of users who maintain versions of the blockchain on their individual computers. Miners that successfully add a block to the bitcoin blockchain are automatically rewarded with a fixed amount of bitcoin for their effort plus any transaction fees paid by transferors whose transactions are recorded in the block. This reward system is how new bitcoin enters circulation and is the mechanism by which versions of the blockchain held by users on a decentralized network are kept in consensus.

The Bitcoin Protocol is thus an open-source project with no official company or group in control, and anyone can review the underlying code for its clients. There are, however, a number of individual developers that regularly contribute to a specific Bitcoin Client known as the “bitcoin core” (“Bitcoin Core”). Developers of the Bitcoin Core loosely oversee the development of the source code. There are many other compatible versions of the Bitcoin Protocol, but Bitcoin Core is the most widely adopted and currently provides the de facto standard for the Bitcoin Protocol. Bitcoin Core developers are able to access, and can alter, the client’s source code and, as a result, they are responsible for quasi-official releases of updates and other changes to the Bitcoin Core. Upgrade proposals to the Bitcoin protocol can be created by any individual as a Bitcoin Improvement Proposal (“BIP”).

However, because Bitcoin has no central authority, the release of updates to the Bitcoin Core or other Bitcoin Clients by their developers does not guarantee that the updates will be automatically adopted by the other network participants. Users and miners must accept any changes made to the source code by downloading the proposed modification and that modification is effective only with respect to those Bitcoin users and miners who choose to download it and run. As a practical matter, a modification to the source code becomes part of the Bitcoin Network only if it is accepted by individuals that collectively form a majority of the Bitcoin Network. If a modification is accepted by only a small percentage of users and miners, a division will occur such that one network will run the pre-modification source code and the other network will run the modified source code. Such a division is known as a “hard fork.” To avoid network splits, the Bitcoin community chooses to implement BIPs via soft forks, which are backward-compatible updates and thus optional in nature, meaning multiple versions of the same Bitcoin Client can coexist in the Bitcoin Network.

Development of Bitcoin Clients has increasingly focused on amendments to the Bitcoin Protocol to enhance speed and scalability. For example, in August 2017, a BIP known as “segregated witness” was adopted in a Bitcoin soft fork. Among other things, it enables so-called second layer solutions, such as the “Lightning Network”, or payment channels, which could potentially allow greater speed and a greater number of transactions that the Bitcoin Network can process in a given time interval (i.e., transaction throughput). The Lightning Network is an open-source decentralized network that enables the instant off-blockchain transfer of bitcoin without requiring a trusted third party. The Lightning Network uses bidirectional payment channels, which work as follows: an on-blockchain transaction is required to open a channel, which can later be closed through another on-blockchain transaction. Once a channel is open, value can be transferred instantly between counterparties engaging in bitcoin transactions without such transactions being broadcasted to the Bitcoin Network. This enables increased transaction throughput and reduces the computational burden on the Bitcoin Network. The Lightning Network is currently a subject of ongoing research and development and does not yet have material adoption as of August 2024, with approximately 5,200 bitcoins in total liquidity deposited in its payment channels.

Other uses of segregated witness include smart contracts (which are programs that automatically execute on a blockchain) and distributed registers built into, built atop, or pegged alongside the Bitcoin Blockchain. For example, one white paper published by the blockchain technology company Blockstream Corporation Inc. calls for the use of “pegged sidechains” to develop programming environments built within blockchain ledgers that can interact with and rely on the security of the Bitcoin Network and blockchain while remaining independent thereof. Applications of this concept include open-source projects such as RSK (Rootstock), which seeks to create novel open-source smart contract platforms built on the Bitcoin Blockchain to allow automated, condition-based payments with increased speed and scalability.

Such research and development projects may utilize bitcoin as tokens for the facilitation of their non-financial uses, thereby potentially increasing demand for bitcoin and the utility of the Bitcoin Network as a whole. Conversely, to the extent that such projects operate on the Bitcoin Blockchain, they may increase the data flow on the Bitcoin Network and could either “bloat” the size of the blockchain or result in slower confirmation times. At this time, such projects remain in early stages and have not been materially integrated into the blockchain or Bitcoin Network.

The latest Bitcoin soft fork known as “Taproot” was activated in November 2021, introducing a new scheme for digital signatures, enhancing the privacy of more complex Bitcoin scripts and optimizing block space usage for multi-signature transactions. Taproot has become more prominent since late 2022 with the launch of Bitcoin inscriptions, which uses Taproot functionality to assign pieces of information to distinct satoshis. Also, Taproot is being used in the implementation of Taproot Assets, a novel programmability layer built on top of Bitcoin that allows users to create other crypto assets on the Bitcoin Blockchain, while using them at fast speeds and low costs over the Lightning Network. Similar to the adoption of the Lightning Network, inscriptions and Taproot Assets are still experimental technologies and might be subject to significant risks.

Bitcoin wallets and transactions

Users of the Bitcoin Network must either run a Bitcoin Client or use a Bitcoin wallet. To initiate a Bitcoin transaction, users generate one or more unique pairs of private and public keys, the latter being used to receive funds, and the former to authenticate transactions and send bitcoin. These pairs can be hierarchically derived from a single set of words known as a seed phrase. As their names suggest, public keys can be safely shared with anyone in the network, whereas private keys should be kept secret. This is analogous to the use of a bank account, with a public key similar to the bank identifier and branch number, and the private key the analogue to the account’s transaction password.

A private-public key pair is generated using asymmetric cryptographic, meaning that deriving a public key from its corresponding private key is easy, whereas guessing a private key from a known public key is virtually impossible. The generation of the pair and the signing of transactions is securely carried out using a device disconnected from the internet, maintaining the secrecy of the private key and the custody of bitcoins in a so-called cold wallet. If a private key is at least once exposed to the internet, it turns the corresponding wallet into a so-called hot wallet, exposing the user to the risk of theft of funds by a malicious actor that might gain access to the device during the time of internet exposure. Therefore, security and ownership of bitcoins rely heavily on the proper management of private keys, as these keys are the only way to authorize transactions. This property guarantees the possibility of secure custody of bitcoins without counterparty risk and the ability for a user to be the only network participant knowing the private key to its wallet. On the other hand, losing a private key means losing access to the associated funds permanently, similar to a bearer asset like cash, and exposing it to the internet creates the risk of a malicious actor becoming able to drain funds from the wallet.

Bitcoin Markets

In the Bitcoin market, participants range from individual end-users who utilize bitcoin for peer-to-peer transactions, to merchants who accept bitcoin as payment for goods and services. Despite its potential, bitcoin has not yet achieved widespread adoption as a mainstream payment method. Investors also represent a significant portion of market participants, purchasing bitcoin as a speculative asset or as part of a diversified investment portfolio. These transactions occur both on bitcoin spot markets and over-the-counter (“OTC”) markets, with the former being more accessible to retail investors and the latter catering to institutional entities handling large volumes of bitcoin.

In addition to using bitcoin to purchase goods and services, investors may purchase and sell bitcoin to speculate as to the value of bitcoin in the bitcoin market, or as a long-term investment to diversify their portfolio. The value of bitcoin within the market is determined, in part, by the supply of and demand for bitcoin in the global bitcoin market, market expectations for the adoption of bitcoin as a store of value, the number of merchants that accept bitcoin as a form of payment, and the volume of peer-to-peer transactions, among other factors.

Bitcoin spot markets typically permit investors to open accounts with the market and then purchase and sell bitcoin via websites or through mobile applications on a prefunded basis. Prices for trades on bitcoin spot markets are typically reported publicly. An investor opening a trading account must deposit an accepted government-issued currency into their account with the spot market, or a previously acquired crypto asset, before they can purchase or sell assets on the spot market. The process of establishing an account with a bitcoin market and trading bitcoin is different from, and should not be confused with, the process of users sending bitcoin from one bitcoin address to another bitcoin address on the Bitcoin Blockchain. This latter process is an activity that occurs on the Bitcoin Network, while the former is an activity that occurs entirely within the order book operated by the spot market. The spot market typically records the investor’s ownership of bitcoin in its internal books and records, rather than on the Bitcoin Blockchain. The spot market ordinarily does not transfer bitcoin to the investor on the Bitcoin Blockchain unless the investor makes a request to the exchange to withdraw the bitcoin in his or her exchange account to an off-exchange bitcoin wallet.

In addition, bitcoin futures and options trading occur on exchanges in the U.S. regulated by the Commodity Futures Trading Commission (“CFTC”). The market for CFTC-regulated trading of bitcoin derivatives has developed substantially. Data aggregated by The Block shows that, in August 2025, total regulated bitcoin futures had $230 billion in aggregate notional trading volume on the Chicago Mercantile Exchange (“CME”), up 45.2% in comparison to $158.4 billion in August 2024. Furthermore, average open interest in August 2024 was equal to $16.4 billion, up 84.3% in comparison to $8.9 billion in the same month one year prior. As of September 2025, the bitcoin market capitalization had reached approximately $2.25 trillion and represented approximately 56% of the entire crypto asset market.

Although bitcoin was the first crypto asset, in the ensuing years, the number of crypto assets, market participants and companies in the space has increased dramatically. In addition to bitcoin, other well-known crypto assets include ether, solana, bitcoin cash, and litecoin. The category and protocols are still being defined and evolving.

Bitcoin has generally exhibited high price volatility relative to more traditional asset classes. One volatility measure, standard deviation, is based on the variability of historical price returns. A higher standard deviation indicates a wider dispersion of past price returns and thus greater historical volatility.

Ethereum (ETH)

This section of the prospectus provides a more detailed description of Ethereum. Here, Ethereum with an uppercase “E” denotes the entire system responsible for maintaining the ledger of ether ownership and enabling the transfer of ether among parties, as well as the components of the Ethereum system such as the Ethereum Network, the Ethereum Blockchain, the Ethereum Protocol and the Ethereum Clients (together, the “Ethereum System”). When referring in this section to the crypto asset native to the Ethereum Network, whose ownership registry and full transfer history is made by the latter, ether is written with a lowercase “e” (except at the beginning of sentences or paragraph sections).

Ethereum is a permissionless, decentralized and peer-to-peer computer network of nodes that enables developers to build and deploy the so-called smart contracts and decentralized apps (“Dapps”) on a global scale. The Ethereum Network improves on the capabilities of the Bitcoin Network by allowing, in addition to simple ether transfers, the creation of the smart contracts (software that are automatically executed when predetermined terms and conditions are met). Smart contracts permit the creation of crypto assets with various properties and the deployment of decentralized applications on Ethereum.

Ether, the native crypto asset of the Ethereum Network, serves as a unit of account, allowing for peer-to-peer transactions and incentivizing network participants. Every ether is fractionable to the eighteenth decimal place, with its smallest fraction equal to 0.000000000000000001 ether and called a wei.

The computational environment of the Ethereum Network is known as the Ethereum Virtual Machine (“EVM”), and computational cycles in the EVM consume so-called gas units which are denominated in fractions of ether and expressed in Gwei (short for “gigawei” or one billion wei or one billionth of one ether). The EVM is similar to an engine, while ether is the fuel that propels it. Ether is therefore known as the “gas” token of the Ethereum Network. Ether may also be used to pay for goods and services, stored for future use, or converted to government-backed currency such as the dollar. The value of ether is not backed by any government, corporation, or other identified body.

Ethereum Blockchain and Consensus Mechanism

Similar to Bitcoin, transactions on Ethereum are broadcasted over the Ethereum Network and registered in blocks, which are set to occur every 12 seconds. Ethereum blocks collectively track the full transaction history, the accounts and balances of users and contracts in the “Ethereum System”, and other blockchain data that collectively are referred to as the state of Ethereum. Ethereum ensures that its state transition is deterministic, meaning that given the same initial state and set of transactions, all nodes in the Ethereum Network are able to compute the same final state. Blocks are organized in a chain forming the “Ethereum Blockchain”, starting from the “genesis block” at height 0 (zero), which was created on July 30, 2015.

Unlike Bitcoin, which relies on proof-of-work, Ethereum operates on a proof-of-stake consensus mechanism where users must lock a certain amount of ether to engage with transaction validation and code execution. In contrast to proof-of-work, in which miners expend hardware and electricity to become eligible to append new blocks to the blockchain, in proof-of-stake, users known as validators pledge capital denominated in ether as a “stake,” providing a guarantee of action in good faith towards the honest operation of the network. If Ethereum Network participants detect a malicious activity by a validator, such as proposing two different blocks at the same height or attesting to two different versions of the consensual Ethereum Blockchain, they can cast a slashing alert that subtracts part of the malicious actor’s stake. As such, proof-of-stake substitutes the computational cost to cheat on proof-of-work by the risk of losing part of a validator’s stake, aligning the incentives for consensus participants to remain honest over time. Ethereum’s implementation of proof-of-stake also has a fork choice rule, which uses validators’ votes on the chain with the most accumulated validator activity to select the consensual chain at any point in time.

Actors running Ethereum validators range from individual enthusiasts to professional operations with dedicated hardware and data centers. Users activate a validator by running consensus software on Ethereum and depositing 32 ether on a staking contract deployed on the Ethereum Network. They are rewarded with newly issued ether as a subsidy and transaction fees paid by users to gain priority in having their transactions executed first. The Ethereum Network’s complexity and reliance on staking attract a specific type of participant, one who is often deeply involved in the ecosystem, increasing the likelihood for committed entities to take on the responsibilities of a validator.

Smart Contracts, Crypto Assets and Decentralized Applications

The Ethereum Network allows users to write and implement smart contracts — that is, general-purpose code that executes on every node in the network and can instruct the transmission of information and value based on a sophisticated set of logical conditions. Using smart contracts, users can leverage the EVM through its built-in programming language, Solidity, to create markets, store registries of debts or promises, represent the ownership of property, move funds in accordance with conditional instructions and create crypto assets other than ether.

Development on the Ethereum Network involves building more complex tools on top of smart contracts, such as DApps, organizations that are autonomous, known as decentralized autonomous organizations (“DAOs”), and entirely new decentralized governance systems. For example, a company that distributes charitable donations on behalf of users could hold donated funds in smart contracts that are paid to charities only if the charity satisfies certain predefined conditions.

Ethereum is also a platform for creating new crypto assets and conducting their associated initial coin offerings. It has a suite of standards that allow for the creation of fungible crypto assets, such as governance tokens that confer voting power in DAOs or stablecoins pegged to government-backed currencies like the dollar; non-fungible tokens (“NFTs”) allowing for the creation of unique representations of value, such as digital collectibles, digital art, decentralized identity systems and digital characters and items in metaverses and videogames; and more versatile tokens that bring new utility to DApps by integrating decentralized data provision and indexing. As of the data of this prospectus, a majority of crypto assets in the crypto market were built on the Ethereum Network, with such assets representing a significant amount of the total market value of all crypto assets.

An important set of DApps on the Ethereum Network exists within the sector known as decentralized finance (DeFi) or open finance platforms, which seek to democratize access to financial services, such as borrowing, lending, custody, trading, derivatives, and insurance, by removing third party intermediaries. DeFi can allow users to lend and earn interest on their crypto assets, exchange one crypto asset for another, and create derivative crypto assets such as stablecoins. Currently, $44 billion worth of crypto assets are deposited on DeFi applications on the Ethereum Network. Ethereum is also used to create decentralized naming systems, decentralized social networks, and the registry and commercialization of digital art. More recently, companies and asset managers have started to use Ethereum to tokenize traditional assets such as money-market funds. While experiencing a significant rise in total value secured by the Ethereum Network since inception, most applications in the Ethereum ecosystem are still incipient and/or in experimental phase.

Since smart contracts are general purpose software, they can be naturally used to create highly complex DApps, which can be further combined among themselves in a composable manner to create even more complex applications. On the other hand, given the nascent nature of the EVM and Solidity, there might be significant architectural risks and unseen bugs in Ethereum’s current technological stack. This may pose relevant security risks on DApps running on the platform, lead to the drain, loss or indefinite lock of value deposited on them, and potentially harm users interacting with such applications or having participation in the total value deposited in a DApp.

Ether Supply

Unlike bitcoin, the supply schedule of ether has changed a number of times since the inception of the Ethereum Network. The initial creation of ether involved the issuance of 72.0 million tokens. Of these, 60.0 million ether (83.33% of the supply) were sold to the public in a crowd sale in 2014, raising approximately $18 million. Another 6.0 million ether (8.33% of the supply) went to the Ethereum Foundation for operational costs, while 3.0 million ether each (4.17% of the supply) were distributed to developers who contributed to the network and members of the Ethereum Foundation for purchasing at the initial crowd sale price.

While currently operating under a proof-of-stake consensus mechanism, the Ethereum Network started operation under a proof-of-work consensus mechanism similar to Bitcoin, migrating to its current proof-of-stake consensus mechanism in September 2022 during an upgrade known as “The Merge”. Over time, new ether was put into circulation by miners creating blocks on the Ethereum blockchain.

From the Genesis block to late 2017, the mining subsidy on the Ethereum Network was equal to 5 ether per block. In October 2017, the Byzantium upgrade was activated, decreasing the mining subsidy to 3 ether and aiming to prepare Ethereum for future scaling solutions. In February 2019, the Constantinople upgrade further reduced the mining subsidy to 2 ether per block. In December 2020, Ethereum’s new proof-of-stake consensus layer called the Beacon Chain was launched in preparation for The Merge in September 2022, introducing a deterministic supply curve that issues new ether to validators based on the total amount of ether staked. In August 2021, the London upgrade introduced the concept of a base fee burn. This means that a portion of the transaction fees paid by users on the network started being burned, effectively working as an ether supply reduction mechanism. This base fee is algorithmically adjusted based on network demand, and ether burn is more intense in periods of high network activity. The latest change in ether monetary policy took place during the Merge, in which mining was deprecated and mining subsidies ceased. Unlike bitcoin, ether’s supply is uncapped and can be inflationary — that is, with a positive supply growth rate — if issuance is bigger than burns or deflationary — that is, with a negative supply growth rate — if issuance is smaller than burns.

As of the date of this prospectus, 72 million ether were pre-mined, 50.4 million ether were issued by miners before the switch to proof-of-stake, 2.3 million ether were issued to validators staking ether and 4.4 million ether were burned in base fees, leading to a circulating supply of 120.3 million ether. There is no guarantee that the ether issuance policy will remain unchanged over time, and future modifications to monetary policy might create splits in the Ethereum community and lead to two or more conflicting Ethereum networks.

Ethereum protocol, clients and network upgrades

Proof-of-stake, the fork choice rule, the EVM architecture and the monetary policy of ether comprise the “Ethereum Protocol”, the full set rules that users of the Ethereum System have to agree on in order to participate in the network. Implementations of the Ethereum Protocol are called “Ethereum Clients”. These are open-source codes that can be maintained by anyone and used by any individual wishing to join the Ethereum Network. Every computer running an instance of an Ethereum Client is called a node. The infrastructure of the Ethereum Network is collectively maintained by various participants, which includes validators, developers, and users. Validators register transactions inside blocks and provide security to the Ethereum Network. Developers maintain and contribute updates to Ethereum Clients. Users access the Ethereum Network either running their own node or communicating with nodes run by a third party server. Anyone can be a user, developer, or validator, but not all network participants need to run a node.

Similar to BIPs, Ethereum upgrade proposals are known as Ethereum Improvement Proposals (“EIPs”). However, all Ethereum upgrades are made through hard forks, which are not backward-compatible and thus demand Ethereum users to update their clients to continue having access to the Ethereum Network. The Merge introduced the Beacon Chain as the new consensus layer of Ethereum, responsible for block production and finalization, whereas the original Ethereum chain remained as the network’s execution layer, in which code execution takes place. This transition was expected since the network’s launch in mid-2015, and aimed at reducing Ethereum’s overall energy consumption while paving the way for higher scalability and increased transaction throughput. Since the Merge, all upgrades on Ethereum consist of new releases for both consensus and execution software of all clients implementing the Ethereum Protocol.

While the Ethereum Protocol is an open-source project with no official company or group in control, there is one entity called the Ethereum Foundation which supports the development, growth, and research on Ethereum. It plays a role in stewarding the Ethereum ecosystem, but it does not control or manage the network. Instead, the Foundation provides resources, grants, and coordination to help maintain the Ethereum protocol and its infrastructure.

Unlike Bitcoin, which has Bitcoin Core as its dominant client, the Ethereum Network is operated by a more diverse list of clients. As of the date of this prospectus, 41.7% of Ethereum nodes run the geth client, 40.3% the nethermind client, and the remaining 18% are split among five others. Core developers of Ethereum clients are able to access, and can alter, the client’s source code and, as a result, they are responsible for official releases of updates and other changes to Ethereum Clients.

Since the Merge, Ethereum experienced the successful activation of two other upgrades. First, the Shapella upgrade, activated in April 2023, which enabled ether withdrawals for validators participating in the network’s consensus layer. Second, the Dencun upgrade, activated in March 2024, which introduced proto-danksharding (or EIP-4844), a new technology that reduces the costs for second layer solutions known as rollups to post data on Ethereum and thus significantly decreases transaction fees paid by users using these upper layers to access the Ethereum ecosystem.

Particularly, following the Dencun upgrade, most second layers that had properly prepared for the activation of EIP-4844 experienced, as expected, reduced transaction fees when batching transactions to the main Ethereum Network. In turn, the upgrade lowered the transaction costs for executing transactions on such networks and significantly reduced activity on Ethereum’s base layer. However, some second layer solutions reportedly experienced outages and other disruptions in the aftermath of the upgrade, which in the case of “Blast”, one of Ethereum’s rollups, led to a halt in block production for a period of time. Blast normal operation was reportedly restored afterward. As with any change to open-source software code and client overhaul, planned forks such as the ones activated since the Merge could introduce bugs, coding defects, unanticipated or undiscovered problems, flaws, security risks, problematic incentive structures, or otherwise fail to work as intended or achieve the expected benefits that proponents hope for in the short term or the long term.

Because Ethereum has no central authority, the release of updates to Ethereum Clients by their developers does not guarantee that the updates will be automatically adopted by the other network participants. Users and validators must accept any changes made to the source code by downloading the proposed modification and that modification is effective only with respect to those Ethereum users and validators who choose to download and run it. As a practical matter, a modification to the source code becomes part of the Ethereum Network only if it is accepted by individuals that collectively have a majority of the Ethereum Network. If a modification is accepted by only a percentage of users and validators, a division will occur such that one network will run the pre-modification source code and the other network will run the modified source code.

As a continuation to the Ethereum 2.0 transition, Ethereum underwent an upgrade called Pectra on May 7, 2025. As of its current list of improvements, Pectra activated new technology aiming to ease user experience through account abstraction, enhance consensus operation for validators, and improve overall network performance and security.

Ethereum wallets and transactions

Similar to Bitcoin, users of the Ethereum Network must either run an Ethereum Client or use an Ethereum wallet. To initiate an Ethereum transaction, users generate a pair of private and public keys, the latter being used to receive funds, and the former to authenticate transactions, send funds and interact with DApps on the platform. The same careful management of private keys must be carried out in the case of Ethereum, allowing a user to securely custody ether and other crypto assets living on the Ethereum Network. Nonetheless, in contrast to Bitcoin, where multiple private-public key pairs can be derived from a single seed phrase, Ethereum operates on an account-based model. This means that instead of tracking multiple individual key pairs, a single account is used to manage the balance of ether and crypto assets. Each account has an associated public address and private key, and the entire balance is tied to the account rather than to individual key pairs. To execute any transaction on Ethereum, including sending ether and other crypto assets, and interacting with DApps, a user must hold enough ether on its balance to pay for the gas costs of the corresponding code execution.

Ether Markets

The Ethereum market includes a wide array of participants in the investment, retail, and service sectors. The investment sector, similar to Bitcoin, includes both private and professional investors who trade ether for speculative purposes. The retail sector involves users who buy ether to transfer it or to pay for transaction fees when transferring other crypto assets and interacting with DApps on the Ethereum Network. Retail users can also buy ether to pay for goods and services, though its adoption as a payment method is still in its infancy. The service sector, on the other hand, is expanding rapidly, with companies like Coinbase, Kraken, and Gemini providing essential services such as trading, payment processing, custodial solutions and staking. As Ethereum continues to evolve, the service sector is expected to grow, offering more sophisticated and varied services to accommodate the network’s increasing user base and its unique functionalities like smart contracts.

In addition to using ether to engage in transactions, investors may purchase and sell ether to speculate as to the value of ether in the market, or as a long-term investment to diversify their portfolio. The value of ether within the market is determined, in part, by the supply of and demand for ether in the global ether market, market expectations for the adoption of ether as a store of value, the number of merchants that accept ether as a form of payment, and the volume of peer-to-peer transactions, among other factors.

Centralized spot ether markets typically permit investors to open accounts with the trading platform and then purchase and sell ether via websites or through mobile applications. Prices for trades on centralized spot ether markets are typically reported publicly. An investor opening a trading account must deposit an accepted government-issued currency into their account with the spot market, or a previously acquired crypto asset, before they can purchase or sell assets on the spot market. The process of establishing an account with a centralized ether market and trading ether is different from, and should not be confused with, the process of users sending ether from one Ethereum address to another Ethereum address on the Ethereum Blockchain or decentralized on-chain trading platforms. This latter process is an activity that occurs on the Ethereum Network, while the former is an activity that occurs entirely within the order book operated by the centralized spot market. The centralized spot market typically records the investor’s ownership of ether in its internal books and records, rather than on the Ethereum Blockchain. The centralized spot market ordinarily does not transfer ether to the investor on the Ethereum Blockchain unless the investor makes a request to the crypto asset trading platform to withdraw the ether in their account to an off-exchange ether wallet.

Outside of the spot markets, ether can be traded OTC. The OTC market is largely institutional in nature, and OTC market participants generally consist of institutional entities, such as firms that offer ether-sided liquidity for Ether, investment managers, proprietary trading firms, high-net-worth individuals that trade ether on a proprietary basis, entities with sizable ether holdings, and family offices. The OTC market provides a relatively flexible market in terms of quotes, price, quantity, and other factors, although it tends to involve large blocks of Ether. The OTC market has no formal structure and no open-outcry meeting place. Parties engaging in OTC transactions will agree upon a price — often via phone or email — and then one of the two parties will initiate the transaction. For example, a seller of ether could initiate the transaction by sending the ether to the buyer’s ether address. The buyer would then wire U.S. dollars to the seller’s bank account. OTC trades are sometimes hedged and eventually settled with concomitant trades on ether spot markets.

In addition, ether futures and options trading occur on exchanges in the U.S. regulated by the CFTC. The market for CFTC-regulated trading of ether derivatives has developed substantially. Data aggregated by The Block shows that, in August, 2024, regulated ether futures represented approximately $20.8 billion in aggregate notional trading volume on the Chicago Mercantile Exchange (“CME”), up 117% in comparison to $9.6 billion in August 2023. Furthermore, average open interest in August 2024 was equal to $917 million, up 187% in comparison to $319 in the same month one year prior. Through the common membership of NYSE Arca and the CME Ethereum Futures market in the Intermarket Surveillance Group (“ISG”), NYSE Arca may obtain information regarding trading in the Shares and listed ether derivatives from the CME Ethereum Futures market via the ISG and from other exchanges who are members or affiliates of the ISG. Such an arrangement with the ISG and the CME Ethereum Futures market allows for the surveillance of ether futures market conditions and price movements on a real-time and ongoing basis in order to detect and prevent price distortions, including price distortions caused by manipulative efforts. The sharing of surveillance information between NYSE Arca and the CME Ethereum Futures market regarding market trading activity, clearing activity and customer identity assists in detecting, investigating and deterring fraudulent and manipulative misconduct, as well as violations of NYSE Arca’s rules and the applicable federal securities laws and rules. NYSE Arca has also implemented surveillance procedures to monitor the trading of the Shares on NYSE Arca during all trading sessions and to deter and detect violations of NYSE Arca rules and the applicable federal securities laws.

We cannot predict the future level of Ethereum issuance or net supply, which may impact the market value of Ethereum.

Solana (SOL)

Solana is a high-performance smart contract platform designed for efficiency, enabling the creation of DApps such as decentralized finance (DeFi), digital collectibles (NFTs), and blockchain games. Its system comprises the Solana Network, the Solana Blockchain, the Solana Protocol and Solana Clients.

Solana uses Proof-of-Stake (“PoS”) for network consensus but integrates Proof-of-History (“PoH”) into its PoS mechanism to enable continuous block production. This allows Solana to skip over slow or unresponsive slot leaders without waiting for a full consensus round. PoH, despite common misconceptions, is not a standalone consensus algorithm. While Solana’s current consensus integrates PoH, the network could theoretically function without it by making minor adjustments to its implementation. PoH ensures consistent block production, with each validator independently verifying the PoH sequence, eliminating the need for external time synchronization.

Solana’s consensus algorithm, Tower BFT, leverages PoH’s synchronized clock computations to enhance performance and efficiency. This creates a universal clock across the network, allowing it to skip slots assigned to slow or unresponsive leaders. Validators can produce blocks continuously without waiting for previous blocks or undergoing a synchronous consensus round for each slot.

SOL is the native crypto asset for the Solana System, SOL has a total supply of about 587 million tokens with no fixed cap, while the circulating supply is roughly 470 million tokens. It serves multiple purposes: (i) existing tokens are deposited as collateral (or stake) for users to join the network’s validation set and provide security, (ii) newly issued tokens are issued as rewards for validators operating the network, and (iii) existing tokens are the medium of exchange with which users pay for code execution on the platform, allowing them to interact with different applications and send assets from one place to another. Every SOL is fractionable to the smallest unit called Lamports, with its smallest fraction equal to 0.000000001 SOL each, named in honor of Leslie Lamport.

The Solana blockchain relies on two types of globally distributed nodes: Validators and Remote Procedure Call (RPC) nodes. Validators are voting consensus nodes, while RPC nodes are non-voting nodes. Validators vote to determine the validity of transactions until consensus is reached. Once validated, the on-chain state changes are applied, and the transactions are recorded in the Solana ledger for permanent storage. The RPC node then sends the response back to the client application. Solana’s governance relies on Solana Improvement Proposals (SIPs), which outline suggested network changes. Anyone can submit a SIP, but community support is crucial. Validators, developers, and stakeholders review proposals to reach consensus on updates that shape the blockchain’s future.

Solana offers faster and cheaper transactions compared to Ethereum, leading the space of alternative infrastructure platforms in crypto. As a general purpose smart contracts platform, Solana allows for the creation of diverse applications, including blockchain games, minting and transfer of dollar stablecoins and crypto payments through traditional methods.

We cannot predict future Solana issuance, transaction fee burn, or net supply, each of which may affect the market value of Solana.

Institutionalization of Crypto

We are encouraged by the growing global acceptance of Crypto and “institutionalization” of Bitcoin – reflected by the January 2024 U.S. Securities and Exchange Commission’s (the “SEC”) approval of 11 Bitcoin exchange-traded funds. In May 2024, the SEC approved nine spot Ethereum ETFs, allowing traders to access ETH through mainstream U.S. exchanges. As of the date of this registration statement, no Solana-spot ETF has yet been approved by the SEC, but several significant steps have been taken toward that possibility. There are currently nine U.S. applications pending with the SEC to launch Solana-spot ETFs. In addition, there are about 72 Additional Crypto-Related ETFs that are currently under review. These funds have reported billions of dollars of net inflows, with investments from a large number of institutions, including global banks, pensions, endowments and registered investment advisors. It is currently estimated that more than 10% of all bitcoins are now held by institutions.

On July 18, 2025, President Trump signed into law the Guiding and Establishing National Innovation for U.S. Stablecoins Act, otherwise known as the GENIUS Act. The purpose of the GENIUS Act is to establish a comprehensive regulatory framework for stablecoins in the United States. However, the GENIUS Act also makes several important changes to the U.S. Bankruptcy Code which gives stablecoin holders significant power and leverage over bankruptcies filed by stablecoin operators but also threatens those bankruptcies with administrative insolvency. Although it does not directly affect Bitcoin, Ethereum or Solana, the GENIUS Act’s approach could serve as a blueprint for future digital asset legislation, potentially paving the way for laws that more directly address non-stablecoin cryptocurrencies, including bitcoin.

Our Crypto Holdings

As of now, we have selected Bitcoin as our intended initial treasury reserve asset on an ongoing basis, subject to market conditions, applicable lender consents and our anticipated cash needs, but we may expand our treasury reserve assets to include Ethereum, Solana and/or other forms of Crypto. As of the date of this prospectus, we have purchased a total of approximately 43.14866 bitcoins at an aggregate purchase price of approximately $5.0 million for an average purchase price of approximately $115,878.44 per bitcoin, inclusive of fees and expenses, which constitutes 100% of our treasury that is currently invested in bitcoin. As of the date of this prospectus, we have not sold any bitcoin nor do we own any other forms of Crypto.

Accounting

Bitcoin accounting guidance has been evolving. According to the American Institute of Certified Public Accountants “Accounting for and auditing of Digital Assets practice aid,” bitcoin would satisfy the definition of an indefinite-lived intangible asset and would be accounted for under ASC 350, Intangibles — Goodwill and Other issued by the Financial Accounting Standards Board (“FASB”). Under these guidelines, bitcoin holdings would be accounted for initially at cost and subject to impairment losses if their fair value fell below carrying value. In December 2023, the FASB issued Accounting Standards Update No. 2023-08, Accounting for and Disclosure of Crypto Assets (ASU 2023-08), which revised bitcoin accounting treatment. Under this new guidance, the valuation of bitcoin is to be measured based on fair value.

Hedging Strategy

We do not currently intend to hedge our Crypto holdings and have not adopted a hedging strategy with respect to bitcoin. However, we may from time to time engage in hedging strategies as part of our treasury management operations if deemed appropriate.

Forked or Airdropped Asset Policy

We intend to recognize forked and airdropped assets consistent with our custodian. We may not immediately or ever have the ability to withdraw a forked or airdropped Crypto by virtue of the Crypto that we hold with our custodian. Future forks may occur at any time. A fork can lead to a disruption of networks and our information technology systems, cybersecurity attacks, replay attacks, or security weaknesses, any of which can further lead to temporary or even permanent loss of our and our assets.

Forms of Attack Against the Crypto Network and Wallets

Blockchain technology has many built-in security features that make it difficult for hackers and other malicious actors to corrupt the protocol or blockchain. However, as with any computer network, any Crypto network may be subject to certain attacks. Some forms of attack include unauthorized access to wallets that hold Crypto and direct attacks on the network, like “51% attacks” or “denial-of-service attacks” on the bitcoin protocol for example.

Crypto is designed to be controllable only by the possessor of both the unique public key and private key(s) relating to the local or online digital wallet in which the Crypto is held. Private keys used to access each respective Crypto balances are not widely distributed and are typically held on hardware (which can be physically controlled by the holder or by a third party such as a custodian) or via software programs on third-party servers. One form of obtaining unauthorized access to a wallet occurs following a phishing attack where the attacker deceives the victim and manipulates them into sharing their private keys for their digital wallet or other sensitive information. Other similar attacks may also result in the loss of private keys and the inability to access, and effective loss of, the corresponding Crypto. See below section captioned “Risk Factors — Risks Related to Our Cryptocurrency Assets Treasury Strategy and Holdings — We face risks relating to the custody of our bitcoin and other forms of Crypto, including the loss or destruction of private keys required to access our Crypto and cyberattacks or other data loss relating to our Crypto holdings.”

A “51% attack” may occur when a group of miners attain more than 50% of the network’s mining power, thereby enabling them to control the bitcoin network and protocol and manipulate the blockchain. A “denial-of-service attack” occurs when legitimate users are unable to access information systems, devices, or other network resources due to the actions of a malicious actor flooding the network with traffic until the network is unable to respond or crashes. The bitcoin network has been, and can be in the future, subject to denial-of-service attacks, which can result in temporary delays in block creation and in the transfer of bitcoin. See below section captioned “Risk Factors — Risks Related to Our Cryptocurrency Assets Treasury Strategy and Holdings — Bitcoin, Ethereum, Solana and other digital assets are novel assets, and are subject to significant legal, commercial, regulatory and technical uncertainty.”

Crypto Industry Participants

The primary Crypto industry participants are miners, investors and traders, digital asset exchanges and service providers, including custodians, brokers, payment processors, wallet providers and financial institutions.

Miners. Miners range from Crypto enthusiasts to professional mining operations that design and build dedicated mining machines and data centers, including mining pools, which are groups of miners that act cohesively and combine their processing power to mine bitcoin blocks. See “Creation of New Bitcoin and Limits on Supply” above.

Investors and Traders. Crypto investors and traders include individuals and institutional investors who, directly or indirectly, purchase, hold, and sell Crypto or Crypto-based derivatives. On January 10, 2024, the SEC issued an order approving several applications for the listing and trading of shares of spot bitcoin ETPs on U.S. national securities exchanges. While the SEC had previously approved exchange-traded funds where the underlying assets were bitcoin futures contracts, this order represents the first time the SEC has approved the listing and trading of ETPs that acquire, hold and sell bitcoin directly. ETPs can be bought and sold on a stock exchange like traditional stocks and provide investors with another means of gaining economic exposure to bitcoin through traditional brokerage accounts.

Digital Asset Exchanges. Digital asset exchanges provide trading venues for purchases and sales of Crypto in exchange for fiat or other digital assets. Crypto can be exchanged for fiat currencies, such as the U.S. dollar, at rates of exchange determined by market forces on Crypto trading platforms, which are not regulated in the same manner as traditional securities exchanges. In addition to these platforms, over-the-counter markets and derivatives markets for Crypto also exist. The value of Crypto within the market is determined, in part, by the supply of and demand for each respective Cryptocurrency in the global Crypto market, market expectations for the adoption of bitcoin and other forms of Crypto as a store of value, the number of merchants that accept Crypto as a form of payment, and the volume of peer-to-peer transactions, among other factors. For a discussion of risks associated with digital asset exchanges, see “Risk Factors—Risks Related to Our Cryptocurrency Assets Treasury Strategy and Holdings—Due to the currently unregulated nature and lack of transparency surrounding the operations of many Crypto trading venues, Crypto trading venues may experience greater fraud, security failures or regulatory or operational problems than trading venues for more established asset classes, which may result in a loss of confidence in Crypto trading venues and adversely affect the value of our bitcoin.”

Service providers. Service providers offer a multitude of services to other participants in the Crypto industry, including custodial and trade execution services, commercial and retail payment processing, loans secured by Crypto collateral, and financial advisory services. If adoption of the Crypto network continues to materially increase, we anticipate that service providers may expand the currently available range of services and that additional parties will enter the service sector for the Crypto network.

Other Digital Assets

As of the date of this prospectus, bitcoin was the largest digital asset by market capitalization. However, there are numerous alternative digital assets such as Ethereum or Solana and many entities are researching and investing resources into private or permissioned blockchain platforms or digital assets that do not use proof-of-work mining like the bitcoin network. For example, in late 2022, the Ethereum network transitioned to a “proof-of-stake” mechanism for validating transactions that requires significantly less computing power than proof-of-work mining. Other alternative digital assets that compete with bitcoin in certain ways include “stablecoins,” which are designed to maintain a peg to a reference price because of their issuers’ promise to hold high-quality liquid assets (such as U.S. dollar deposits and short-term U.S. treasury securities) equal to the total value of stablecoins in circulation. Stablecoins have grown rapidly as an alternative to bitcoin and other digital assets as a medium of exchange and store of value, particularly on digital asset trading platforms. As of the date of this prospectus, two of the seven largest digital assets by market capitalization are bitcoin and Ethereum.

Additionally, central banks in some countries have started to introduce digital forms of legal tender. For example, China’s central bank digital currency (“CBDC”) project was made available to consumers in January 2022, and governments including the United States and the European Union have been discussing the potential creation of new CBDCs. For a discussion of risks relating to the emergence of other digital assets, see below section captioned “Risk Factors — Risks Related to Our Cryptocurrency Assets Treasury Strategy and Holdings — The emergence or growth of other digital assets, including those with significant private or public sector backing, could have a negative impact on the price of bitcoin and adversely affect our financial condition and results of operations.”

Custody of Our Crypto

We currently hold our initial bitcoin holdings, and intend to hold in the near future any additional bitcoin holdings, with Anchorage Digital, a regulated custodian that has a duty to safeguard our private keys, which are not commingled with its other clients. Anchorage Digital will receive bitcoin, or in the future, other forms of Crypto that they would serve as a custodian for, for storage in our Account by generating Private Keys and their Public Key pairs, with Anchorage retaining custody of such Private Keys. Upon receipt, Anchorage Digital will custody the Digital Assets in our Company’s name in an Account established for the benefit of the Company and no other person. The Private Keys controlling the Digital Assets belonging to our Company may be accessed by Robert Ellin, our Chairman and Chief Executive Officer, Ryan Carhart, our Chief Financial Officer, and/or Tenia Muhammad, our Operations Manager, and shall be securely held by Anchorage Digital in offline cold storage at all times. Anchorage Digital shall be deemed to have received a Digital Asset after the Digital Asset’s receipt has been confirmed on the relevant blockchain, except for Digital Assets deemed to be spam or gas by Anchorage Digital and our Company. Digital Assets in our Account shall (i) be segregated at a unique blockchain address or addresses on the relevant Blockchain (e.g., in the case of bitcoin, the blockchain associated with the Bitcoin network) from the assets held by Anchorage Digital as principal and the assets of other customers of Anchorage Digital and any other person, (ii) not be treated as general assets of Anchorage, and Anchorage shall have no right, title or interest in such Digital Assets, (iii) Anchorage Digital serves as a fiduciary and custodian on our behalf, and the Digital Assets in our Account are considered fiduciary assets that remain our property at all times. Digital Assets shall be held in our Account in accordance with the terms of this Agreement and shall not be commingled with other customers’, Anchorage Digital’s, or any other person’s Digital Assets. Our Company’s Account(s) and all Digital Assets in the our Account shall be held by Anchorage Digital at all times. Anchorage Digital may also serve as a liquidity provider. As we further execute on our strategy, we intend to include additional custodians.

Disruption Safeguards

“Hot” Backup: Multiple-Layer Resiliency for Efficient Incident Response. Multiple data centers across different geographic regions ensure continuity by enabling access to various power grids, reducing the risk of disruption from localized disasters. If databases go down in one region, they will immediately take over in alternative cloud regions. If service quality degrades, auto-scaling and auto-healing engages to ensure efficient service of client operations.

“Cold” Backup: Multiple HSMs. In the event of HSM failure, Anchorage Digital can service requests with other active HSMs and provide additional HSMs.

We have carefully selected our custodian after undertaking a due diligence process pursuant to which we evaluate, among other things, the quality of their security protocols, including the multifactor and other authentication procedures designed to safekeep our bitcoin that they may employ, as well as other security, regulatory, audit and governance standards. Our custodian is required to hold our bitcoin in trust for our benefit in segregated accounts which are not commingled with their assets or the assets of their affiliates or other clients. Should we enter into custodial agreements with additional custodian, such agreements may not prohibit such custodian from commingling our bitcoin with the digital assets of others. Our custodial agreement with Anchorage Digital provides that Anchorage Digital will store our bitcoin in offline, or “cold” storage, and “hot” wallets for backup, should an disruption incident occur or until it receives an instruction from us to effectuate a transfer of our Bitcoin into cold storage. Cold storage is designed to mitigate risks that a system may be susceptible to when connected to the internet, including the risks associated with unauthorized network access and cyberattacks.

Our custodian has access to the private key information associated with our bitcoin, or private keys, and they deploy security measures to secure our bitcoin holdings such as advanced encryption technologies, multi-factor identification, and a policy of storing our private keys in redundant, secure and geographically dispersed facilities. We never store, view or directly access our private keys. The operational procedures of our custodian is reviewed periodically by third-party advisors. All movement of our bitcoin by our custodian is coordinated, monitored and audited. Our custodian’s procedures to prove control over the digital assets they hold in custody are also examined by their auditors. Additionally, we periodically verify our bitcoin holdings by reconciling our custodial service ledgers to the public blockchain. Our custodial agreements are terminable by us at any time, for any or no reason, upon advance notice given to the custodian.

Lenders’ Security Interest

In May 2025, we and PodcastOne, our majority owned subsidiary, entered into a Securities Purchase Agreement (the “SPA”) with the Selling Stockholders, pursuant to which we sold to the Selling Stockholders our Original Issue Discount Senior Secured Convertible Debentures in an aggregate principal amount of $16,775,000 for an aggregate cash purchase price of $15,250,000. The debentures contain certain restrictive covenants, including the requirement for us to maintain a minimum cash amount at all times, and are secured by substantially all of our and our subsidiaries’ assets, including any Crypto purchased by us pursuant to our Crypto Treasury Reserve Strategy and/or Bitcoin Treasury Yield Strategy. In addition, in August 2023, we entered into a loan agreement with Capchase pursuant to which we borrowed $1.7 million to further develop and acquire certain podcasts acquired by PodcastOne and for general working capital. Such Capchase loan is subordinated to such debentures and is also secured by substantially all of our assets, including any Crypto purchased by us pursuant to our Crypto Treasury Reserve Strategy and/or Bitcoin Treasury Yield Strategy. If we do not comply with the provisions of the debentures and/or Capchase loan financing agreements, the holders of the Debentures and/or Capchase may terminate their obligations to us, accelerate our debt and/or require us to repay all outstanding amounts owed thereunder, and will each have the right to foreclose on any crypto assets held by us. Additionally, any credit and security agreement that we may enter into in the future will likely contain similar covenants and will therefore be secured by substantially all of our and our subsidiaries’ assets, including any Crypto purchased by us pursuant to our Crypto Treasury Reserve Strategy and/or Bitcoin Treasury Yield Strategy. See “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended March 31, 2025, and under similar headings in our subsequently filed Quarterly Reports on Form 10-Q.

Risk Mitigation Practices Related to Our Liquidity and Custodial Arrangements

We believe that our primary counterparty risk with respect to our Crypto holdings is performance obligations under our sole custody arrangement with Anchorage. We may, in the future, custody our Crypto with multiple custodians to diversify our potential risk exposure to any one custodian. Our custodial services contracts do not restrict our ability to reallocate our Crypto among our custodians or require us to hold a minimum amount of bitcoin with any particular custodian. Our Crypto holdings may be concentrated with a single custodian from time to time, particularly as we negotiate new arrangements or move our assets among our various service providers.

As regulated entities, our Crypto service providers have policies, procedures and controls designed to comply with the Bank Secrecy Act, as amended by the USA PATRIOT Act, the implementing regulations of the U.S. Treasury Department’s FinCEN, the Executive Orders and economic sanctions regulations administered by the U.S. Treasury Department’s Office of Foreign Assets Control, or OFAC, as well as state Anti-Money Laundering (“AML laws”). Pursuant to these policies, procedures and controls, our Crypto service providers use information systems developed in-house and by third-party vendors to conduct know your customer, identification verification, background checks and other due diligence on counterparties and customers, and on the affiliates, related persons and authorized representatives of their customers, and to screen these parties against published sanctions lists. These checks may, where appropriate, assess financial strength, reputation, trading capabilities and other risks that may be associated with a given customer or counterparty. Our Crypto service providers perform these checks and screenings during initial onboarding or in advance of a transaction, as applicable, and periodically thereafter, particularly when the sanctions lists that they monitor are updated. Our Crypto service providers also utilize systems that monitor and screen blockchain transactions and digital wallet addresses in their efforts to detect and report suspicious or unlawful activity.

Our due diligence process when selecting our Crypto service providers involves giving consideration to their reputation and security level, confirming their internal compliance with applicable laws and regulations and ensuring their undertakings of contractual obligations on compliance. With respect to our custodian(s), we also conduct due diligence reviews during the custodial relationship to monitor the safekeeping of our Crypto. As part of our process, we obtain and review our custodian’s services organization controls reports if available. We would be contractually entitled to review our custodian’s relevant internal controls through a variety of methods. We have in the past conducted, and expect to conduct in the future, supplemental due diligence when we believe it is warranted by market circumstances or otherwise. For example, we obtained supporting documentation to verify certain factual information, including documentation and analysis regarding financial solvency, exposure to troubled exchanges, regulatory compliance, security protocols and our ownership of our Crypto.

To the extent we are able to negotiate with our Crypto service providers based on our commercial relationship with them, we aim to negotiate specific contractual terms and conditions with our custodian that we believe will help establish, under existing law, that our property interest in the Crypto held by our custodian is not subject to the claims of the custodian’s creditors in the event the custodian enters bankruptcy, receivership or similar insolvency proceedings. Our current custodian, and intended future custodians, are U.S.-based and are subject to U.S. regulatory regimes intended to protect customers in the event that a custodian enters bankruptcy, receivership or similar insolvency proceedings. Our custodian would be required to comply with the Bank Secrecy Act, as amended by the USA PATRIOT Act, the implementing regulations of the U.S. Treasury Department’s FinCEN, the Executive Orders and economic sanctions regulations administered by the OFAC, as well as state AML laws. However, applicable insolvency law is not fully developed with respect to the holding of digital assets in custodial accounts. If our custodially-held Crypto were nevertheless considered to be the property of our custodian’s estates in the event that any such custodian were to enter bankruptcy, receivership or similar insolvency proceedings, we could be treated as a general unsecured creditor of such custodian, inhibiting our ability to exercise ownership rights with respect to such Crypto and this may ultimately result in the loss of the value related to some or all of such Crypto. Even if we are able to prevent our Crypto from being considered the property of a custodian’s bankruptcy estate as part of an insolvency proceeding, it is possible that we would still be delayed or may otherwise experience difficulty in accessing our Crypto held by the affected custodian during the pendency of the insolvency proceedings. There can be no assurance that our property interest in the Crypto that would be held by our custodian will not be subject to the claims of the custodian’s creditors in the event the custodian enters bankruptcy, receivership or similar insolvency proceedings. Additionally, the Crypto we intend to hold with our custodian and transact with our trade execution partners does not enjoy the same protections as are available to cash or securities deposited with or transacted by institutions subject to regulation by the Federal Deposit Insurance Corporation or the Securities Investor Protection Corporation.

Insurance

Regardless of efforts we have made to securely store and safeguard assets, there can be no assurance that our crypto assets will not be subject to loss or other misappropriation. Although our custodian carries insurance policies with policy limits up to $100 million to cover losses for commercial crimes such as asset theft and other covered losses, such policy limits would be shared among all of their affected customers and subject to various limitations and exclusions (such as if a loss arises due to our failure to protect our login credentials and devices). As such, the insurance that covers losses of our Crypto holdings may cover only a small fraction of the value of the entirety of our Crypto holdings, and there can be no guarantee that our custodian will maintain such insurance policies or that such policies will cover any or all of our losses with respect to our Crypto. For a discussion of risks relating to the custody of our Crypto, see “Risk Factors — Risks Related to Our Cryptocurrency Asset Treasury Strategy and Holdings — Our Crypto Assets Treasury Strategy exposes us to various risks associated with Crypto,” and “—Our Crypto treasury strategy exposes us to risk of non-performance by counterparties.”

Potential Advantages and Disadvantages of Holding Crypto

We believe that Crypto is an attractive asset because it can serve as a store of value, supported by a robust and public open-source architecture, that is untethered to sovereign monetary policy. We also believe that, due to its limited supply, bitcoin offers the potential to serve as a hedge against inflation in the long-term and, if its adoption increases, the opportunity for appreciation in value.

Crypto exists entirely in electronic form, as virtually irreversible public transaction ledger entries on the blockchain, and transactions in Crypto are recorded and authenticated not by a central repository, but by a decentralized peer-to-peer network. This decentralization mitigates the risks of certain threats common to centralized computer networks, such as denial-of-service attacks, and reduces the dependency of the Crypto network on any single system. For example, with respect to Bitcoin, the decentralization of user nodes and miners also mitigates the risk of a 51% attack, which would be very costly and difficult to execute with respect to bitcoin because the Bitcoin network is open source and widely distributed, and transactions on the blockchain require significant computing power to be validated. However, while the Crypto network as a whole is decentralized, the private keys used to access Crypto balances are not widely distributed and are susceptible to phishing and other attacks designed to obtain sensitive information or gain access to password-protected systems. Loss of such private keys can result in an inability to access, and effective loss of, the corresponding Crypto. Consequently, Crypto holdings are susceptible to all of the risks inherent in holding any electronic data, such as power failure, data corruption, security breach, communication failure and user error, among others. These risks, in turn, make Crypto substantially more susceptible to theft, destruction, or loss of value from hackers, corruption, viruses and other technology-specific factors as compared to conventional fiat currency or other conventional financial assets. See “Risk Factors — Risks Related to Our Cryptocurrency Assets Treasury Strategy and Holdings — If we or our third-party service providers experience a security breach or cyberattack and unauthorized parties obtain access to our Bitcoin or other forms of Crypto, or if our private keys are lost or destroyed, or other similar circumstances or events occur, we may lose some or all of our Bitcoin or other Crypto and our financial condition and results of operations could be materially adversely affected.”

In addition, generally a Crypto network relies on open-source developers to maintain and improve the such networks’ protocol. Accordingly, Crypto may be subject to protocol design changes, governance disputes such as “forked” protocols, competing protocols, and other open source-specific risks that do not affect conventional proprietary software. Unless and until a forked asset is deemed by our custodian to be an eligible asset, we may not immediately or ever have the ability to withdraw a forked asset.

We believe that in the context of the economic uncertainty precipitated by escalating geopolitical tensions and central banks having adopted inflationary measures at various times in recent history, as well as the breakdown of trust in and between political institutions and political parties in the United States and globally, Crypto represents an attractive store of value, and that opportunity for appreciation in the value of Crypto exists in the event that such factors lead to more widespread adoption of the use and acceptance of Crypto and the adoption of various forms of Crypto as a treasury reserve alternative by institutions.

Corporate Information

On August 2, 2017, our name changed from “Loton, Corp” to “LiveXLive Media, Inc.”, and we reincorporated from the State of Nevada to the State of Delaware, pursuant to the reincorporation merger of Loton, Corp (“Loton”), a Nevada corporation, with and into LiveXLive Media, Inc., a Delaware corporation and Loton’s wholly owned subsidiary, effected on the same date. As a result of such reincorporation merger, Loton ceased to exist as a separate entity, with LiveXLive Media, Inc. being the surviving entity. On October 6, 2021, our name changed from “LiveXLive, Media Inc.” to “LiveOne, Inc.” Our principal executive offices are located at 269 S. Beverly Drive, Suite #1450, Beverly Hills, 90212. Our main corporate website address is www.liveone.com. We make available on or through our website our periodic reports that we file with the SEC. This information is available on our website free of charge as soon as reasonably practicable after we electronically file the information with or furnish it to the SEC. The contents of our website are not incorporated by reference into this document and shall not be deemed “filed” under the Exchange Act.

Available Information

Our main corporate website address is www.liveone.com. Copies of our Quarterly Reports on Form 10-Q, Annual Reports on Form 10-K, Current Reports on Form 8-K and our other reports and documents filed with or furnished to the SEC, and any amendments to the foregoing, will be provided without charge to any shareholder submitting a written request to the Secretary at our principal executive offices or by calling (310) 601-2505. All of our SEC filings are also available on our website at http://ir.liveone.com/ir-home as soon as reasonably practicable after having been electronically filed or furnished to the SEC. All of our SEC filings are also available at the SEC’s website at www.sec.gov.

We provide notifications of news or announcements regarding our financial performance, including SEC filings, investor events, and press and earnings releases on the investor relations section of our corporate website. Investors can receive notifications of new press releases and SEC filings by signing up for email alerts on our website. Further corporate governance information, including our board committee charters and code of ethics, is also available on our website at http://ir.liveone.com/ir-home. The information included on our website or social media accounts, or any of the websites of entities that we are affiliated with, is not incorporated by reference into this Annual Report or in any other report or document we file with the SEC, and any references to our website or social media accounts are intended to be inactive textual references only.

THE OFFERING

Issuer	LiveOne, Inc.

Securities we are offering	1,000,000 shares of common stock, $0.001 par value per share

Deemed offering price per share	$7.50 per share

Shares of common stock to be outstanding after this offering	13,471,243 shares(1)

Use of proceeds	We will not receive any cash proceeds from the offering of these shares; however, these shares offset any Payments (as defined below) due to BMI under the License Agreements (as defined below) through March 31, 2027.

Market for Common Stock:	Our common stock is listed on The Nasdaq Capital Market under the symbol “LVO.”

Risk factors	Investing in our securities involves a high degree of risk. You should carefully consider all the information included or incorporated by reference in this Prospectus Supplement prior to investing in our common stock. In particular, we urge you to carefully read the “Risk Factors” section beginning on page S-23 of this Prospectus Supplement and in the documents incorporated by reference in this Prospectus Supplement and the accompanying prospectus.

(1)	The number of shares of common stock outstanding after this offering is based on 12,471,243 shares of our common stock issued and outstanding as of April 17, 2026, and excludes:

●	1,760,000 shares of our common stock pursuant to our 2016 Equity Incentive Plan (as amended, the “2016 Plan”), that are reserved for future issuance to our employees, directors and consultants, of which 298,189 shares of our common stock are underlying outstanding awards under the 2016 Plan as of April 17, 2026;

●	404,096 shares of our common stock issuable in the event of conversion of our Series A Preferred Stock issued and outstanding (including accrued dividends) as of April 17, 2026;

●	Approximately 748,810 shares of our common stock issuable in the event of conversion of our Debentures issued and outstanding as of April 17, 2026; and

●	687,903 shares of our common stock issuable upon the exercise of our outstanding warrants as of April 17, 2026, with a weighted average exercise price of $6.41.

Unless otherwise indicated, all information in this prospectus supplement assumes no exercise of any outstanding options or warrants to purchase our common stock and no vesting of RSUs and RSAs.

RISK FACTORS

Before you make a decision to invest in our securities, you should consider carefully the risks described below, together with other information in this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein, including any risk factors contained in our Annual Report on Form 10-K, filed with the SEC on July 15, 2025, and in our other reports filed with the SEC. If any of the following events actually occur, our business, operating results, prospects or financial condition could be materially and adversely affected. This could cause the trading price of our common stock to decline and you may lose part or all of your investment. The risks described below are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also significantly impair our business operations and could result in a complete loss of your investment.

Risks Related to This Offering

You will experience immediate dilution as a result of this offering and may experience additional dilution in the future.

If you purchase common stock in this offering, you will incur immediate dilution of $9.49 per share, after giving effect to this offering. For additional information, see “Dilution” below.

We expect that significant additional capital will be needed in the future to continue our planned operations. To the extent we raise additional capital by issuing equity and/or convertible securities, our stockholders may experience substantial dilution. We may sell or otherwise issue our common stock, convertible securities or other equity securities in one or more transactions at prices and in a manner we determine from time to time. If we sell or issue our common stock, convertible securities or other equity securities in more than one transaction, investors may be materially diluted by subsequent issuances. These issuances may also result in material dilution to our existing stockholders, and new investors could gain rights superior to our existing stockholders. We may pay for future acquisitions with additional issuances of shares of our common stock as well, which would result in further dilution for existing stockholders.

Pursuant to the 2016 Plan, there are 1,760,000 shares of our common stock reserved for issuance to our employees, directors and consultants, of which 298,189 shares of our common stock are underlying outstanding awards under the 2016 Plan as of April 17, 2026. If our board of directors elects to issue stock, stock options and/or other equity-based awards under the 2016 Plan, our stockholders may experience additional dilution, which could cause our stock price to fall.

You may lose all of your investment.

Investing in our common stock involves a high degree of risk. As an investor, you might never recoup all, or even part of, your investment and you may never realize any return on your investment. You must be prepared to lose all your investment.

A substantial number of shares of our common stock may be issued pursuant to the terms of the Debentures, which could cause the price of our common stock to decline.

Our 11.75% Original Issue Discount Senior Secured Convertible Debentures (the “Debentures”) that we issued to certain investors on May 19, 2025 are immediately convertible into shares of our common stock at a conversion price of $21.00 per share, for an aggregate of 748,810 shares of common stock, or approximately 6.1% of our issued and outstanding common stock as of April 17, 2026 (without taking into account the limitations on the conversion of the Debentures as described elsewhere in this prospectus). The Debentures likely will be converted only at times when it is economically beneficially for the holder to do so. The issuance of shares of our common stock underlying the Debentures will dilute our other equity holders, which could cause the price of our common stock to decline.

Our failure to meet the continued listing requirements of Nasdaq could result in a delisting of our common stock and penny stock trading.

Our common stock is currently listed on Nasdaq, which has qualitative and quantitative listing criteria. In March 2025, we received a notice from the Listing Qualifications Department the Nasdaq Stock Market (“Nasdaq”), regarding the fact that the market price of our shares of common stock was below the $1.00 minimum bid price requirement for continued listing (the “Bid Price Rule”), which listing deficiency we cured in September 2025. There can be no assurance that we be able to continue to meet all of the other criteria necessary for Nasdaq to allow us to remain listed, including maintaining minimum levels of shareholders’ equity or market values of our common stock. If we fail to satisfy the applicable continued listing requirement and continue to be in non-compliance after notice and the applicable grace period ends, Nasdaq may commence delisting procedures against our Company (during which we may have additional time of up to six months to appeal and correct our non-compliance). At that time, we may appeal the relevant delisting determination to a hearings panel pursuant to the procedures set forth in the applicable Nasdaq Listing Rules. However, there can be no assurance that, if we do appeal the delisting determination by Nasdaq to the panel, that such appeal would be successful.

On January 15, 2025, the SEC approved an amendment to the Nasdaq Listing Rule 5810(c), which limits the conditions under which a listed company can use a reverse stock split to meet Nasdaq’s minimum price criteria. In particular, the amendment provides that if a company executes a reverse stock split to regain compliance with the Listing Rule but its stock price falls below $1.00 per share within one year after a company has completed a reverse split, the company will not be granted a new compliance period to address the bid price deficiency. Instead, Nasdaq will move forward with delisting proceedings. We implemented a reverse stock split on September 26, 2025 to regain compliance with the Bid Price Rule. If within 12 months of such date we fail to be in compliance with the Bid Price Rule, we would not be eligible for a new compliance period; instead, Nasdaq would proceed with delisting our shares of common stock, and we would not be able to implement a reverse stock split within such 12-month period to regain compliance with the Bid Price Rule. Furthermore, if in the future we need to implement a reverse stock split, the amendment to such Listing Rule may cause our board of directors to choose a higher reverse stock split ratio than it otherwise would have deemed appropriate and would make it more difficult for us to maintain our Nasdaq listing if our stock price dropped below the Bid Price Rule listing requirements in the future. If we need to seek to implement a reverse stock split in the future in order to remain listed on Nasdaq, the announcement or implementation of such a reverse stock split could negatively affect the price of our common stock.

If our common stock is ultimately delisted from Nasdaq, our common stock would likely then trade only in the over-the-counter market and the market liquidity of our common stock could be adversely affected and their market price could decrease. If our common stock were to trade on the over-the-counter market, selling our common stock could be more difficult because smaller quantities of shares would likely be bought and sold, transactions could be delayed, and we could face significant material adverse consequences, including: a limited availability of market quotations for our securities; reduced liquidity with respect to our securities; a determination that our shares are a “penny stock,” which will require brokers trading in our securities to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for our securities; a reduced amount of news and analyst coverage for our Company; and a decreased ability to issue additional securities or obtain additional financing in the future. These factors could result in lower prices and larger spreads in the bid and ask prices for our common stock and would substantially impair our ability to raise additional funds and could result in a loss of institutional investor interest and fewer development opportunities for us.

In addition to the foregoing, if our common stock are ultimately delisted from Nasdaq and they trade on the over-the-counter market, the application of the “penny stock” rules could adversely affect the market price of our common stock and increase the transaction costs to sell those shares. The SEC has adopted regulations which generally define a “penny stock” as an equity security that has a market price of less than $5.00 per share, subject to specific exemptions. If our common stock are ultimately delisted from Nasdaq and then trade on the over-the-counter market at a price of less than $5.00 per share, our common stock would be considered a penny stock. The SEC’s penny stock rules require a broker-dealer, before a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and the salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, the penny stock rules generally require that before a transaction in a penny stock occurs, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s agreement to the transaction. If applicable in the future, these rules may restrict the ability of brokers-dealers to sell our common stock and may affect the ability of investors to sell their shares, until our common stock is no longer considered a penny stock.

There is substantial doubt about our ability to continue as a going concern.

Our independent registered public accounting firm has issued an opinion on our audited financial statements incorporated by reference in this prospectus that contains an explanatory paragraph regarding substantial doubt about our ability to continue as a going concern because we have experienced recurring losses, negative cash flows from operations, and limited capital resources. These events and conditions indicate that a material uncertainty exists that may cast significant doubt on our ability to continue as a going concern. The perception that we may not be able to continue as a going concern may have a material adverse effect on our share price and our ability to raise new capital (whether it is through the issuance of equity or debt securities or otherwise), enter into critical contractual relations with third parties and otherwise execute our business objectives. Until we can generate significant profit from operations and positive cash flow from operations, we expect to satisfy our future cash needs through debt and/or equity financing. We cannot be certain that additional funding will be available to us on acceptable terms, if at all. Our financial statements do not include any adjustments that may result from the outcome of this uncertainty. If we are unable to continue as a going concern, we may have to curtail some or all of our ongoing operations and/or liquidate some or all of our assets, and the values we receive for our assets in liquidation or dissolution could be significantly lower than the values reflected in our financial statements.

Dilution from further financings.

Future sales and issuances of our common stock, common stock equivalents and/or rights to purchase common stock, including pursuant to our equity incentive plans or our at-the-market sales agreement with Roth Capital Partners, LLC, could result in additional dilution of the percentage ownership of our stockholders and could cause our stock price to fall. Additional capital will be needed in the future to continue our planned operations. To the extent we raise additional capital by issuing equity securities, our stockholders may experience substantial dilution. We may sell common stock, convertible securities or other equity securities in one or more transactions at prices and in a manner we determine from time to time. If we sell common stock, convertible securities or other equity securities in more than one transaction, investors may be materially diluted by subsequent sales. These sales may also result in material dilution to our existing stockholders, and new investors could gain rights superior to our existing stockholders.

Future sales or issuances of our common stock in the public markets, or the perception of such sales, could depress the trading price of our common stock.

The sale of a substantial number of shares of our outstanding common stock in the public market could occur at any time. These sales, or the perception in the market that the holders of a large number of shares of common stock intend to sell shares, could reduce the market price of our common stock. Persons who were our stockholders prior to our initial public offering continue to hold a substantial number of shares of our common stock that many of them are now able to sell in the public market. Significant portions of these shares are held by a relatively small number of stockholders. Sales by our stockholders of a substantial number of shares, or the expectation that such sales may occur, could significantly reduce the market price of our common stock.

The market price of our common stock may be highly volatile, you may not be able to resell your shares at or above the public offering price and you could lose all or part of your investment.

The trading price of our common stock may be volatile. Our stock price could be subject to wide fluctuations in response to a variety of factors, including the following:

●	actual or anticipated fluctuations in our revenue and other operating results;

●	actions of securities analysts who initiate or maintain coverage of us, changes in financial estimates by any securities analysts who follow our company, or our failure to meet these estimates or the expectations of investors;

●	issuance of our equity or debt securities, or disclosure or announcements relating thereto;

●	the lack of a meaningful, consistent and liquid trading market for our common stock;

●	additional shares of our common stock being sold into the market by us or our stockholders or the anticipation of such sales;

●	our convertible debt securities being converted into equity or the anticipation of such conversion;

●	announcements by us or our competitors of significant events or features, technical innovations, acquisitions, strategic partnerships, joint ventures or capital commitments;

●	changes in operating performance and stock market valuations of companies in our industry;

●	price and volume fluctuations in the overall stock market, including as a result of trends in the economy as a whole;

●	lawsuits threatened or filed against us;

●	regulatory developments in the United States and foreign countries; and

●	other events or factors, including those resulting from the impact of pandemic, war or incidents of terrorism, or responses to these events.

In addition, the stock market in general has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of these companies. Broad market and industry factors may negatively affect the market price of our common stock, regardless of our actual operating performance.

Our Chairman and Chief Executive Officer and stockholders affiliated with him own a significant percentage of our stock and will be able to exert significant control over matters subject to stockholder approval.

Mr. Ellin, our Chief Executive Officer and Chairman, and his affiliates beneficially owned approximately 18.7% of shares of our common stock issued and outstanding as of April 17, 2026 (not including Mr. Ellin’s restricted stock units the settlement of which has been deferred). Therefore, Mr. Ellin and stockholders affiliated with him may have the ability to influence us through their ownership positions. Mr. Ellin and these stockholders may be able to determine or significantly influence all matters requiring stockholder approval. For example, Mr. Ellin and these stockholders, acting together, may be able to control or significantly influence elections of directors, amendments of our organizational documents, or approval of any merger, sale of assets, or other major corporate transaction. This may prevent or discourage unsolicited acquisition proposals or offers for our common stock that you may believe are in your best interest as one of our stockholders.

We do not intend to pay dividends on our common stock so any returns will be limited to the value of our stock.

We have never declared or paid any cash dividend on our common stock. We currently anticipate that we will retain future earnings for the development, operation and expansion of our business and do not anticipate declaring or paying any cash dividends for the foreseeable future. Additionally, any credit and security agreement that we may enter into in the future will likely contain covenants that will restrict our ability to pay dividends. Any return to stockholders will therefore be limited to the appreciation of their stock.

Sales of a substantial number of shares of our common stock in the public market by certain of our stockholders could cause our stock price to fall.

Sales of a substantial number of shares of our common stock in the public market or the perception that these sales might occur, could depress the market price of our common stock and could impair our ability to raise capital through the sale of additional equity securities. We are unable to predict the effect that sales may have on the prevailing market price of our common stock.

USE OF PROCEEDS

We will not receive any cash proceeds from the offering of the shares in this offering; however, the Shares offset any Payments due to BMI under the License Agreements through March 31, 2027. In addition, pursuant to the Shares Issuance Agreement, the Shares will be deemed issued at a price of $7.50 per share.

DILUTION

BMI Inc. will experience an immediate dilution of the net tangible book value per share of our common stock. Our net tangible book value per share is determined by subtracting our total liabilities from our total tangible assets, which is total assets less intangible assets, and dividing this amount by the number of shares of common stock outstanding. The historical net tangible book value of our common stock as of December 31, 2025 was approximately negative $34.4 million, or negative $2.75 per share, based on 12,471,243 shares of our common stock outstanding at April 17, 2026.

After giving effect to the sale of the common stock in this offering at the public offering price set forth on the cover page of this Prospectus Supplement, our pro forma net tangible book value as of December 31, 2025 would have been approximately negative $26.9 million or negative $1.99 per share of common stock. This amount represents an immediate increase in net tangible book value of $0.76 per share to existing stockholders and an immediate dilution in tangible book value of $9.49 per share to the purchaser of our common stock in this offering. The following table illustrates this dilution per share to investors participating in this offering:

Deemed offering price per share of common stock to be issued in this offering	$7.50
Net tangible book value per share as of December 31, 2025	$(2.75)
Increase in net tangible book value per share attributable to this offering	$0.76
Pro forma net tangible book value per share December 31, 2025, after giving effect to this offering	$(1.99)
Dilution in net tangible book value per share to the purchaser in this offering	$9.49

For purposes of calculating pro forma net tangible book value, the above table is based on 12,471,243 shares of our common stock issued and outstanding as of April 17, 2026 and assumes the issuance of 1,000,000 shares of our common stock in connection with this offering, and does not include the following:

●	1,760,000 shares of our common stock pursuant to our 2016 Plan that are reserved for future issuance to our employees, directors and consultants, of which 298,189 shares of our common stock are underlying outstanding awards under the 2016 Plan as of April 17, 2026;

●	Approximately 404,096 shares of our common stock issuable in the event of conversion of our Series A Preferred Stock issued and outstanding (including accrued dividends) as of April 17, 2026;

●	Approximately 748,810 shares of our common stock issuable in the event of conversion of our Debentures issued and outstanding as of April 17, 2026; and

●	687,903 shares of our common stock issuable upon the exercise of our outstanding warrants as of April 17, 2026, with a weighted average exercise price of $6.41.

●	Unless otherwise indicated, all information in this prospectus assumes no exercise of any outstanding options or warrants to purchase our common stock and no vesting of RSUs.

DESCRIPTION OF SECURITIES WE ARE OFFERING

Pursuant to this prospectus supplement and the accompanying prospectus, we are offering 1,000,000 Shares. The Shares are being issued and sold directly to BMI Inc., as the designee of BMI, at a deemed issued price of $7.50 per share pursuant to the Shares Issuance Agreement, by and among our Company, BMI and Slacker. The Shares are being issued to BMI Inc. in full satisfaction of any payment and music royalty payment obligations (the “Payments”) due through March 31, 2027 under the Slacker Music Service Music Performance License Fee Agreement, dated as of November 20, 2024, and the Final License Fee Agreement and Release, dated as of November 20, 2024, each as amended on April 17, 2026 (the “Amendment” and collectively, the “License Agreements”), between BMI and Slacker. Pursuant to the Amendment, the parties also agreed to extend the term of the License Agreements through December 31, 2027, and thereafter the License Agreements will automatically renew on a calendar year-to-year basis. To the extent any obligations under the License Agreements remain payable to BMI for any period subsequent to April 1, 2027, Slacker will pay such remaining amounts to BMI in immediately available funds.

Pursuant to the Shares Issuance Agreement, BMI has agreed (for itself and on behalf of its designee) not to sell on any trading day an aggregate amount of Shares in excess of more than 5% of the average daily trading volume for the Company’s common stock for the preceding 20 consecutive trading days (excluding from such average any index rebalancing days) (“ADTV”). Notwithstanding the foregoing, regardless of the ADTV, BMI (and its designee) is permitted to sell on any trading day at least 3,500 Shares.

Common Stock

The material terms and provisions of our common stock are described in the section entitled “Description of Capital Stock — Common Stock” in the prospectus attached hereto.

PLAN OF DISTRIBUTION

We have entered into the Shares Issuance Agreement with BMI. We currently anticipate that closing of this offering will take place on or about April 24, 2026. On the scheduled closing date, we will deliver the Shares to BMI Inc.

We will not receive any cash proceeds from the offering of these shares; however, the Shares offset any Payments due to BMI under the License Agreements through March 31, 2027. In addition, pursuant to the Shares Issuance Agreement, the Shares will be deemed issued at a price of $7.50 per share. BMI Inc. may be deemed an “underwriter” within the meaning of the Securities Act. BMI has agreed (for itself and on behalf of its designee) not to sell on any trading day an aggregate amount of Shares in excess of more than 5% of the ADTV. Notwithstanding the foregoing, regardless of the ADTV, BMI (and its designee) is permitted to sell on any trading day at least 3,500 Shares.

All selling and other expenses incurred by BMI Inc. will be paid by BMI Inc. Other than as described herein, the shares of common stock offered hereby are being sold directly by us without the use of underwriters or agents.

The transfer agent and registrar for our common stock is VStock Transfer, LLC. The transfer agent’s address is 18 Lafayette Place, Woodmere, New York 11598, and its telephone number is (212) 828-8436.

Our common stock is listed on The Nasdaq Capital Market under the symbol “LVO.”

LEGAL MATTERS

Certain legal matters relating to the validity of the securities offered by this prospectus supplement will be passed upon for us by Foley Shechter Ablovatskiy LLP (“FSA”), New York, New York. As of the date of this prospectus supplement, FSA and certain principals of the firm own securities of our Company representing in the aggregate less than one percent of the shares of our common stock outstanding immediately prior to the filing of this prospectus supplement. FSA may receive shares of our common stock in connection with the satisfaction of outstanding legal fees payable to FSA. Although FSA is not under any obligation to accept shares of our common stock in payment for services, it may do so in the future.

EXPERTS

The consolidated financial statements of our Company as of March 31, 2025 and 2024 and for each of the two years in the period ended March 31, 2025 incorporated by reference in this prospectus supplement have been so incorporated in reliance on the report of Macias Gini & O’Connell LLP, an independent registered public accounting firm (the report on the consolidated financial statements contains an explanatory paragraph regarding our ability to continue as a going concern), incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Exchange Act, and file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the SEC’s public reference facilities at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference facilities. SEC filings are also available at the SEC’s web site at www.sec.gov.

This prospectus supplement is only part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act and therefore omits certain information contained in the registration statement. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus supplement, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document. You may inspect a copy of the registration statement, including the exhibits and schedules, without charge, at the public reference room or obtain a copy from the SEC upon payment of the fees prescribed by the SEC.

We also maintain a website at www.liveone.com, through which you can access our SEC filings. The website addresses referenced herein are not intended to function as hyperlinks, and the information contained in our website, the SEC’s website or any other website referenced herein is not incorporated by reference into this prospectus supplement and should not be considered to be part of this prospectus supplement.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with them. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information. This prospectus supplement omits certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement, including the exhibits, for further information about us and the securities we may offer pursuant to this prospectus supplement. Statements in this prospectus supplement regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. Copies of all or any part of the registration statement, including the documents incorporated by reference or the exhibits, may be obtained upon payment of the prescribed rates at the offices of the SEC listed above in “Where You Can Find More Information.” The documents we are incorporating by reference are:

●	our Annual Report on Form 10-K for the fiscal year ended March 31, 2025, filed with the SEC on July 15, 2025;

●	our Quarterly Report on Form 10-Q for the quarter ended June 30, 2025, filed with the SEC on August 14, 2025, our Quarterly Report on Form 10-Q for the quarter ended September 30, 2025 on November 14, 2025; and our Quarterly Report on Form 10-Q for the quarter ended December 31, 2025 on February 13, 2026 respectively;

●	our Current Report on Form 8-K, filed with the SEC on April 3, 2025;

●	our Current Report on Form 8-K, filed with the SEC on May 23, 2025;

●	our Current Report on Form 8-K, filed with the SEC on July 15, 2025;

●	our Current Report on Form 8-K, filed with the SEC on July 17, 2025;

●	our Current Report on Form 8-K, filed with the SEC on July 17, 2025;

●	our Current Report on Form 8-K, filed with the SEC on August 11, 2025;

●	our Current Report on Form 8-K, filed with the SEC on September 9, 2025;

●	our Current Report on Form 8-K, filed with the SEC on September 23, 2025;

●	our Current Report on Form 8-K, filed with the SEC on October 1, 2025;

●	our Current Report on Form 8-K, filed with the SEC on March 9, 2026;

●	our Current Report on Form 8-K, filed with the SEC on April 23, 2026;

●	the information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended March 31, 2025 from our definitive Proxy Statement on Schedule 14A, filed with the SEC on July 17, 2025;

●	the description of our common stock contained in Exhibit 4.7 to our Annual Report on Form 10-K for the fiscal year ended March 31, 2025, filed with the SEC on July 15, 2025;

●	the description of our common stock contained in our Registration Statement on Form 8-A, filed on October 19, 2017 and as amended on February 20, 2018, pursuant to Section 12(b) of the Exchange Act, which incorporates by reference the description of the shares of our common stock contained in our Registration Statement on Form S-1 (Registration No. 333-217893) initially filed with the SEC on May 11, 2017, as amended, and declared effective by the SEC on December 21, 2017, and any amendment or report filed with the SEC for purposes of updating such description; and

●	all reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and prior to the termination or completion of the offering of securities under this prospectus shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of filing such reports and other documents; provided, however, that we are not incorporating any information furnished under any of Item 2.02 or Item 7.01 of any Current Report on Form 8-K.

Notwithstanding the foregoing, we are not incorporating any document or portion thereof or information deemed to have been furnished and not filed in accordance with SEC rules.

Information in this prospectus supplement supersedes related information in the documents listed above, and information in subsequently filed documents supersedes related information in each of this prospectus supplement, the prospectus and the incorporated documents.

We will promptly provide, without charge to you, upon written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus supplement or the prospectus, other than exhibits to those documents, unless the exhibits are specifically incorporated by reference in those documents. Requests should be directed to:

Corporate Secretary

LiveOne, Inc.

269 S. Beverly Dr., Suite 1450

Beverly Hills, California 90212

You can also find these filings on our website at www.liveone.com. We are not incorporating the information on our website other than these filings into this prospectus supplement or the prospectus.

LIVEONE, INC.

PROSPECTUS

$150,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Rights

Units

This prospectus will allow us to issue, from time to time at prices and on terms to be determined at or prior to the time of the offering, up to $150,000,000 of any combination of such securities described in this prospectus, either individually or in units, in one or more offerings. We may also offer common stock or preferred stock upon conversion of or exchange for the debt securities; common stock or preferred stock or debt securities upon the exercise of warrants or rights.

This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide you with the specific terms of any offering in one or more supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this document. You should read this prospectus and any prospectus supplement, as well as any documents incorporated by reference into this prospectus or any prospectus supplement, carefully before you invest.

Our securities may be sold directly by us to you, through agents designated from time to time or to or through underwriters or dealers. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus and in the applicable prospectus supplement. If any underwriters or agents are involved in the sale of our securities with respect to which this prospectus is being delivered, the names of such underwriters or agents and any applicable fees, commissions or discounts and over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds that we expect to receive from such sale will also be set forth in a prospectus supplement.

Our common stock is listed on The Nasdaq Capital Market, under the symbol “LVO.” On February 4, 2025, the last reported sale price of our common stock on Nasdaq Capital Market was $1.235 per share.

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks that we have described on page P-5 of this prospectus under the caption “Risk Factors.” We may include specific risk factors in supplements to this prospectus under the caption “Risk Factors.” This prospectus may not be used to sell our securities unless accompanied by a prospectus supplement.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 26, 2025.

If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this prospectus does not extend to you.

We have not authorized anyone to give any information or make any representation about us that is different from, or in addition to, that contained in this prospectus, including in any of the materials that we have incorporated by reference into this prospectus, any accompanying prospectus supplement and any free writing prospectus prepared or authorized by us. Therefore, if anyone does give you information of this sort, you should not rely on it as authorized by us. Neither the delivery of this prospectus, nor any sale made hereunder, shall under any circumstances create any implication that there has been no change in our affairs since the date hereof or that the information incorporated by reference herein is correct as of any time subsequent to the date of such information.

i

EXPLANATORY NOTE

Effective September 26, 2025, LiveOne, Inc. (the “Company”) effected a 1-for-10 reverse stock split (the “Reverse Stock Split”) of its issued and outstanding shares of common stock, $0.001 par value per share (the “common stock”). As a result of the Reverse Stock Split, every 10 shares of the Company’s issued and outstanding pre-Reverse Stock Split shares of common stock were combined into one share of common stock. Stockholders who otherwise were entitled to receive fractional shares of common stock received cash (without interest) in lieu of any fractional shares. In connection with the Reverse Stock Split, there was no change in the par value per share of common stock of $0.001. As a result of the Reverse Stock Split, equitable adjustments corresponding to the Reverse Stock Split ratio were made to the Company’s outstanding warrants and its other convertible instruments and upon the exercise or vesting of all stock options such that every 10 shares of common stock that may be issued upon the exercise of the Company’s warrants and stock options and conversion of its other convertible instruments held immediately prior to the Reverse Stock Split represent one share of common stock that may be issued upon exercise of such warrants and stock options and conversion of the other convertible instruments immediately following the Reverse Stock Split. Correspondingly, the exercise price per share of common stock attributable to the Company’s warrants and stock options and the conversion price of its other convertible instruments immediately prior to the Reverse Stock Split was proportionately increased by a multiple of 10 following the Reverse Stock Split.

All common stock share and per share data, and exercise price data for applicable common stock equivalents, included in this prospectus, including any financial data, have been retroactively adjusted to give effect to the Reverse Stock Split for all periods presented, unless otherwise indicated.

ii

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf registration process, we may offer shares of our common stock, preferred stock, various series of debt securities and/or warrants or rights to purchase any of such securities, either individually or in units, in one or more offerings, with a total value of up to $150,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering.

This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. The prospectus supplement may also add, update or change information contained or incorporated by reference in this prospectus. However, no prospectus supplement will offer a security that is not registered and described in this prospectus at the time of its effectiveness. This prospectus, together with the applicable prospectus supplements and the documents incorporated by reference into this prospectus, includes all material information relating to the offering of securities under this prospectus. You should carefully read this prospectus, the applicable prospectus supplement, the information and documents incorporated herein by reference and the additional information under the heading “Where You Can Find More Information” before making an investment decision.

You should rely only on the information we have provided or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained or incorporated by reference in this prospectus. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus or any prospectus supplement is accurate only as of the date on the front of the document and that any information we have incorporated herein by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus may not be used to consummate sales of our securities, unless it is accompanied by a prospectus supplement. To the extent there are inconsistencies between any prospectus supplement, this prospectus and any documents incorporated by reference, the document with the most recent date will control.

Unless the context otherwise requires, “LiveOne,” the “Company,” “we,” “us,” “our” and similar designations refer to LiveOne, Inc. together with its subsidiaries.

All references in this prospectus to our financial statements include, unless the context indicates otherwise, the related notes.

iii

PROSPECTUS SUMMARY

The following is a summary of what we believe to be the most important aspects of our business and the offering of our securities under this prospectus. We urge you to read this entire prospectus, including the more detailed consolidated financial statements, notes to the consolidated financial statements and other information incorporated by reference from our other filings with the SEC or included in any applicable prospectus supplement. Investing in our securities involves risks. Therefore, carefully consider the risk factors set forth in any prospectus supplements and in our most recent annual and quarterly filings with the SEC, as well as other information in this prospectus and any prospectus supplements and the documents incorporated by reference herein or therein, before purchasing our securities. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities.

Overview

LiveOne, Inc. (the “Company,” “LiveOne,” “we,” “us,” or “our”) is an award-winning, creator-first, music, entertainment and technology platform focused on delivering premium experiences and content worldwide through memberships and live and virtual events. We are a pioneer in the acquisition, distribution and monetization of live music events, Internet radio, podcasting/vodcasting and music-related membership, streaming and video content. Through our comprehensive service offerings and innovative content platform, we provide music fans the ability to listen, watch, attend, engage and transact. Serving a global audience, our mission is to bring the experience of live music and entertainment to consumers wherever music and entertainment is watched, listened to, discussed, deliberated or performed around the world. Our operating model is focused on a flywheel concept of integrated services centered on servicing and monetizing superfans through multiple revenue streams and product/service offerings. At September 30, 2024, we operated four core integrated services: (1) one of the industry’s leading online live music streaming platforms (LiveOne), (2) a fully integrated membership and advertising streaming music service Slacker operating as LiveOne powered by Slacker, (3) a leading podcasting platform operating as PodcastOne (“PodcastOne”), and (4) a retailer and wholesaler of personalized merchandise and gifts operating as Custom Personalization Solutions, Inc. (“CPS”). LiveOne is the first ‘live social music network, delivering premium live-streamed, digital audio and on-demand music experiences from the world’s top music festivals, concerts and events, including having worked with Rock in Rio, Electronic Daisy Carnival (“EDC”) Las Vegas, iHeartRadio’s Wango Tango and many more. LiveOne enhances the experience by granting audiences access to premium original content, artist exclusives and industry interviews. Our LiveOne application offers users access to live events, audio streams with access to millions of songs and hundreds of expert-curated radio platforms and stations, original episodic content, podcasts, vodcasts, video on demand, real-time livestreams, and social sharing of content. Today, our business is comprised of three operating segments: PodcastOne, Slacker and our Media Group. Our Audio Group consist of our PodcastOne and Slacker subsidiaries and our Media Group consists of our remaining subsidiaries (hereon referred to as our “Media Operations”).

We generate revenue through the sale of membership-based services and advertising from our music offerings, from the licensing, advertising and sponsorship of our live music and podcast content rights and services, from our expanding pay-per-view offerings and from retail sales of merchandise and gifts.

Operations

We provide services through a dedicated over-the-top application powered by Slacker (“LiveOne App”) called LiveOne. Our services are delivered through digital streaming transmissions over the Internet and/or through satellite transmissions and may be accessed on users’ desk-top, tablets, mobile devices (iOS, Android), Roku, Apple TV, and Amazon Fire, and through over-the-top (“OTT”), STIRR, Sling and XUMO with more service platforms in discussions. Our users can also access our music platform from our websites, including www.liveone.com and www.slacker.com. Our users may also access our podcasts on www.podcastone.com or our PodcastOne app and acquire merchandise and gifts on www.personalizedplanet.com and www.limogesjewelry.com.

Historically, we acquired the rights to stream our live and recorded music and broadcasts from a combination of festival owners and promoters, such as Anschutz Entertainment Group (“AEG”) and Live Nation Entertainment, Inc. (“Live Nation”), music labels, including Universal Music, Warner Music and Sony Music, and through individual music publishers and rights holders. Beginning mid-March 2020, the pandemic associated with COVID-19 temporarily shut down the production of all on-ground, live music festivals and events. As a result, we pivoted our production to 100% streaming and began producing, curating and broadcasting streaming music festivals, concerts and events across our platform. In May 2020, we launched our first pay-per-view (“PPV”) performances across our platform, allowing artists and fans to access a new digital compliment to live festivals, concerts and events.

The majority of our content acquisition agreements provide us the exclusive rights to produce, license, broadcast and distribute live broadcast streams of these festivals and events throughout the world and across any digital platform, including cable, Internet, video, audio, video-on-demand (“VOD”) and virtual reality (“VR”). We are working to expand our VOD, PPV, content catalog and content capabilities. Since 2018, we launched LiveZone, a traveling studio originating from live music events and festivals all over the world. LiveZone combines music news, commentary, festival updates and artist interviews, and provide context to premiere events by showcasing exotic locales, unique venues, and artist backstories, adding “pre-show” and “post-show” segments to livestreamed artist performances and original festival-based content. Previously, we launched our own franchises including “Music Lives,” our multi-artist virtual festival, “Music Lives ON,” our series of virtual live-streaming performances, “Self Made” our music competition platform, “The Lockdown Awards”, our award show celebrating the best in quarantine content, “The Snubbys”, our award show celebrating deserving artists who should have been but were not nominated for applicable awards, “The Breakout Awards,” our award show celebrating some of the year’s most iconic music, celebrities and pop culture moments and “One Rising” an emerging artist program that breaks up and coming talent across the music landscape.

In July 2020, we entered the podcasting business with the acquisition of PodcastOne and in December 2020, we entered the merchandising business with the acquisition of CPS. Through the operations of our DayOne Music Publishing, Drumify and Splitmind subsidiaries, we operate our music publishing and artist and brand development businesses. Splitmind’s catalog includes 40,000 copyrights and 2 billion streams. Splitmind provides an infrastructure that allows creatives to share sounds while retaining their royalties - paving the path to give producers long-term ownership of their copyrights. Recent collaborations include work with notable artists SZA, Wizkid, Drake, GloRilla, Brent Faiyaz, KYLE, Russ, and Blxst.

On October 1, 2024, we announced an amended relationship with our largest OEM customer. Effective December 1, 2024, the OEM customer will no longer subsidize our products to some of its customers, however, we will offer all OEM customer vehicles in North America the opportunity to convert to become direct subscribers of our LiveOne music app. The direct subscription to our LiveOne app will allow such users for the first time to access their LiveOne music and LiveOne’s other service offerings directly across all of their devices. Our LiveOne music streaming button/icon, which allows users to directly connect their subscription to LiveOne, is expected to remain in the OEM customer’s music streaming services dashboard in perpetuity. The OEM customer will continue to pay us monthly for grandfathered vehicles for the term of the OEM license agreement.

Digital Internet Radio and Music Services

Our digital Internet radio and music services are available to users online and through automotive and mobile original equipment manufacturers (“OEMs”) on a white label basis, which allow certain OEMs to customize the radio and music services with their own logos, branding and systems. Our users are able to listen to a variety of music, radio personalities, news, sports, comedy and the audio of live music events. Our revenue structure for our digital Internet radio and music services varies and may be in the form of (i) a free service to the listener supported by paid advertising, (ii) paid premium membership services, and/or (iii) a fixed fee per user. The fees generated from ad-supported and membership services are generally subject to revenue sharing arrangements with music right holders and labels, and fees to festivals, clubs, events, concerts, artists, promoters, venues, music labels and publishers (“Content Providers”).

Podcast Services

Our podcasts are available to users online alongside our digital Internet radio. Our users are able to listen to a variety of podcasts, from music, radio personalities, news, entertainment, comedy and sports. PodcastOne has built a distribution network reaching over 1 billion listeners a month across all of its own properties, LiveOne platforms, Spotify, Apple Podcasts, iHeartRadio, Samsung and over 150 shows exclusively available in Tesla vehicles. Similar to our digital Internet radio fee structure, we monetize podcasts through (i) paid advertising or (ii) paid premium membership services. We own one of the largest networks of podcast content in North America, which has over 300 exclusive podcast shows that produces over 300 episodes per week and has generated over 3.6 billion downloads during the year ended March 31, 2024. In April 2021, we announced an agreement with Samsung for all PodcastOne distributed content to be available via the Listen tab on Samsung TV.

PodcastOne and its roster of top performing hosts are also able to integrate unique visual elements into the podcasts they produce and distribute them via YouTube, with PodcastOne becoming the first podcast network to utilize Adori, a pioneering interface technology. Adori’s unique YouTube integration technology allows podcast hosts and networks to seamlessly import episodes from RSS feeds, enhance them with visual elements and upload enriched assets directly to YouTube. Adori’s patented technology embeds contextual visuals, multi-format ads, augmented reality (“AR”) experiences, buy buttons, polls, and other “call to action” features in the audio creating a more enhanced and richer listener experience. In creating visually enhanced podcasts, Adori’s YouTube product provides additional monetization avenues for PodcastOne’s slate of original programming, increased discoverability and search engine optimization presence.

In addition to PodcastOne’s core business, it also built, owns and operates a solution for the growing number of independent podcasters, LaunchpadOne. LaunchpadOne is a self-publishing podcast platform, created to provide a low or no cost tool for independent podcasters without access to parent podcasting networks or state of the art equipment to create shows. LaunchpadOne serves as a talent pool for us to find new podcasts and talent.

In June 2023, we launched PodcastOne TV, a free ad-supported streaming television (“FAST”) channel that will stream the video content from PodcastOne’s slate of award-winning podcasts, to be distributed through MuxIP to 60 outlets, using MuxIP’s FASTHub for OTT platform. MuxIP will enable PodcastOne to expand its content to viewers of niche content on Smart TVs and a wide range of devices. MuxIP is a global leader in powering the rapidly growing TV business model centered on FAST.

On September 8, 2023, PodcastOne completed its spin out from our Company to become a standalone publicly traded company (the “Spin-Out”) as a result of PodcastOne’s direct listing on The NASDAQ Capital Market on such date.

Merchandise

Via the operations of CPS, we now own and operate a group of web-oriented businesses specializing in the merchandise personalization industry. CPS develops, manufactures, and distributes personalized products for wholesale and direct-to-consumer distribution. CPS offers thousands of exclusive personalized gift items for family, home, seasonal holidays, and special events along with personalized jewelry. Wholesale clients include Walmart, Zulily, Zales, Petco and Bed, Bath, & Beyond.

Ancillary Products and Services

We also provide our customers the following:

●	Regulatory Support – streaming of music is generally subject to copyright protection. Whenever possible, we use our best efforts to clear music copyright licenses, artist streaming preferences and music publishing rights in advance of usage.

●	Post-Implementation Support – once our customer’s content is activated on the LiveOne App, we provide technical and network support, which includes 24/7 operational assistance and monitoring of our services and performance.

Live Music Events

We produce, edit, curate and stream live music events through (i) broadband transmission over the Internet and/or satellite networks to our users throughout the world, where permitted (“Digital Live Events”) both advertisers supported and PPV events, and (ii) physical ticket sales of on-location music events and festivals at a variety of indoor clubs and outdoor venues and arenas (“On-premise Live Events”). These services allow our users to access live music content in person and over the Internet, including the ability to chat and communicate over our platform. LiveOne provides Digital Live Events for free to our users; however, beginning in May 2020 we launched PPV capabilities and began charging our users to view certain Digital Live Events. We monetize these live events through third party advertising and sponsorship, including with brands such as Volkswagen, Hyundai, Facebook, Tik Tok, Porsche, and Pepsi, and selling territorial licensing rights to Tencent in China and Ocesa in Mexico. Our cost structure varies by music event, and may include set upfront fees/artist guarantees, the amount of which is often dependent on specific artist. A festival’s existing production infrastructure or lack thereof, and, in turn results in, us having a production/financial commitment to the live stream, and in some cases, we may also share the associated revenue. The fees generated from any advertising, sponsored content, VOD/PPV and other services are generally subject to the aforementioned revenue sharing arrangements with certain artists, festival owners and/or music right holders, when applicable.

Corporate Information

On August 2, 2017, our name changed from “Loton, Corp” to “LiveXLive Media, Inc.”, and we reincorporated from the State of Nevada to the State of Delaware, pursuant to the reincorporation merger of Loton, Corp (“Loton”), a Nevada corporation, with and into LiveXLive Media, Inc., a Delaware corporation and Loton’s wholly owned subsidiary, effected on the same date. As a result of such reincorporation merger, Loton ceased to exist as a separate entity, with LiveXLive Media, Inc. being the surviving entity. On October 6, 2021, our name changed from “LiveXLive Media, Inc.” to “LiveOne, Inc.” Our principal executive offices are located at 269 S. Beverly Drive, Suite #1450, Beverly Hills, CA 90212. Our main corporate website address is www.liveone.com. We make available on or through our website our periodic reports that we file with the SEC. This information is available on our website free of charge as soon as reasonably practicable after we electronically file the information with or furnish it to the SEC. The contents of our website are not incorporated by reference into this document and shall not be deemed “filed” under the Exchange Act.

Available Information

Our main corporate website address is www.liveone.com. Copies of our Quarterly Reports on Form 10-Q, Annual Reports on Form 10-K, Current Reports on Form 8-K and our other reports and documents filed with or furnished to the SEC, and any amendments to the foregoing, will be provided without charge to any shareholder submitting a written request to the Secretary at our principal executive offices or by calling (310) 601-2505. All of our SEC filings are also available on our website at http://ir.liveone.com/ir-home as soon as reasonably practicable after having been electronically filed or furnished to the SEC. All of our SEC filings are also available at the SEC’s website at www.sec.gov.

We provide notifications of news or announcements regarding our financial performance, including SEC filings, investor events, and press and earnings releases on the investor relations section of our corporate website. Investors can receive notifications of new press releases and SEC filings by signing up for email alerts on our website. Further corporate governance information, including our board committee charters and code of ethics, is also available on our website at http://ir.liveone.com/ir-home. The information included on our website or social media accounts, or any of the websites of entities that we are affiliated with, is not incorporated by reference into this prospectus or in any other report or document we file with the SEC, and any references to our website or social media accounts are intended to be inactive textual references only.

Offerings Under This Prospectus

Under this prospectus, we may offer shares of our common stock, preferred stock, various series of debt securities and/or warrants or rights to purchase any of such securities, either individually or in units, with a total value of up to $150,000,000, from time to time at prices and on terms to be determined by market conditions at the time of the offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

The prospectus supplement also may add, update or change information contained in this prospectus or in documents we have incorporated by reference into this prospectus. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We may sell the securities directly to investors or to or through agents, underwriters or dealers. We, and our agents or underwriters, reserve the right to accept or reject all or part of any proposed purchase of securities. If we offer securities through agents or underwriters, we will include in the applicable prospectus supplement:

●	the names of those agents or underwriters;

●	applicable fees, discounts and commissions to be paid to them;

●	details regarding over-allotment options, if any; and

●	the net proceeds to us.

This prospectus may not be used to consummate a sale of any securities unless it is accompanied by a prospectus supplement.

RISK FACTORS

Please carefully consider the risk factors described in our periodic reports filed with the SEC, which are incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus or include in any applicable prospectus supplement. Additional risks and uncertainties not presently known to us or that we deem currently immaterial may also impair our business operations or adversely affect our results of operations or financial condition.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein or therein, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are intended to be covered by the “safe harbor” created by those sections. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or other comparable terms. All statements other than statements of historical facts included in this prospectus and the documents incorporated by reference herein or therein regarding our strategies, prospects, financial condition, operations, costs, plans and objectives are forward-looking statements. These forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other factors that could cause our actual results of operations, financial condition, liquidity, performance, prospects, opportunities, achievements or industry results, as well as those of the markets we serve or intend to serve, to differ materially from those expressed in, or suggested by, these forward-looking statements. These forward-looking statements are based on assumptions regarding our present and future business strategies and the environment in which we expect to operate in the future. Important risks and factors that could cause those differences include, but are not limited to:

Risks Related to Our Business and Industry

●	We rely on one key customer for a substantial percentage of our revenue. The loss of our largest customer or the significant reduction of business or growth of business from our largest customer could significantly adversely affect our business, financial condition and results of operations.

●	We have incurred significant operating and net losses since our inception and anticipate that we will continue to incur significant losses for the foreseeable future.

●	We may require additional capital, including to fund our current debt obligations and to fund potential acquisitions and capital expenditures, which may not be available on terms acceptable to us or at all and which depends on many factors beyond our control.

●	Our failure to meet the continued listing requirements of Nasdaq could result in a de-listing of our ordinary shares and penny stock trading.

●	There is substantial doubt about our ability to continue as a going concern.

●	Our business is partially dependent on our ability to secure music streaming rights from Content Providers and to stream their live music and music-related video content on our platform, and we may not be able to secure such content on commercially reasonable terms or at all.

●	We may be unable to fund any significant up-front and/or guaranteed payment cash requirements associated with our live music streaming rights, which could result in the inability to secure and retain such streaming rights and may limit our operating flexibility, which may adversely affect our business, operating results and financial condition.

●	We face intense competition from competitors, and we may not be able to increase our revenues, which could adversely impact our business, financial condition and results of operations.

Risks Related to Our Company

●	For the years ended March 31, 2024 and 2023, our management concluded that our disclosure controls and procedures and our internal control over financial reporting were not effective due to the existence of material weaknesses in our internal control over financial reporting during such periods. If we are unable to establish and maintain effective disclosure controls and internal control over financial reporting, our ability to produce accurate financial statements on a timely basis or prevent fraud could be impaired, and the market price of our securities may be negatively affected.

●	We heavily depend on relationships with our Content Providers and other Industry Stakeholders and adverse changes in these relationships, could adversely affect our business, financial condition and results of operations.

●	We rely on key members of management, particularly our Chairman and Chief Executive Officer, Mr. Robert Ellin, and our Chief Financial Officer, Aaron Sullivan, and the loss of their services or investor confidence in them could adversely affect our success, development and financial condition.

●	Unfavorable outcomes in legal proceedings may adversely affect our business, financial conditions and results of operations.

●	Our debt agreements contain restrictive and financial covenants that may limit our operating flexibility and our substantial indebtedness may limit cash flow available to invest in the ongoing needs of our business.

●	We may not have the ability to repay the amounts then due under our senior ABL Credit Facility and/or Capchase Loan (each as defined below) at maturity and/or to the holders of our Series A Preferred Stock (as defined below), which would have a material adverse effect on our business, operating results and financial condition.

●	If we do not comply with the provisions of the senior credit facility, our lender may terminate its obligations to us and require us to repay all outstanding amounts owed thereunder.

●	We may incur substantially more debt or take other actions that would intensify the risks related to our indebtedness.

Risks Related to Our Acquisition Strategy

●	We can give no assurances as to when we will consummate any future acquisitions or whether we will consummate any of them at all.

Risks Related to Technology and Intellectual Property

●	We rely heavily on technology to stream content and manage other aspects of our operations and on our Content Management System. The failure of any of this technology to operate effectively could adversely affect our business.

Risks Related to Our PodcastOne Business

●	PodcastOne generates a substantial portion of its revenues from its podcast and advertising sales. If PodcastOne fails to maintain or grow podcasting and advertising and e-commerce merchandise revenue, our financial results may be adversely affected.

●	PodcastOne faces and will continue to face competition for listeners and listener listening time.

●	PodcastOne’s business is dependent upon the performance of the podcasts and their talent.

●	If PodcastOne fails to increase the number of listeners consuming its podcast content, our business, financial condition and results of operations may be adversely affected.

●	PodcastOne’s podcasting revenue and operating results are highly dependent on the overall demand for advertising.

●	PodcastOne relies on integrations with advertising platforms, demand-side platforms (“DSPs”), proprietary platforms and ad servers, over which we exercise very little control.

Risks Related to Our E-commerce Merchandising and Other E-commerce Business

●	Our CPS business is affected by seasonality, which could result in fluctuations in our operating results.

●	We are subject to data security and privacy risks that could negatively affect our results, operations or reputation.

●	Changes in tax treatment of companies engaged in e-commerce may adversely affect the commercial use of our sites and our financial results.

Risks Related to the Ownership of Our Common Stock

●	The market price of our common stock may be highly volatile.

●	We cannot guarantee that our stock repurchase program will be consummated, fully or all, or that it will enhance long-term shareholder value. Stock repurchases could also increase the volatility of the trading price of our stock and could diminish our cash reserves.

●	Our Chairman and Chief Executive Officer and stockholders affiliated with him own a significant percentage of our stock and will be able to exert significant control over matters subject to stockholder approval.

●	Sales of a substantial number of shares of our common stock in the public market by certain of our stockholders could cause our stock price to fall.

●	We do not intend to pay dividends on our common stock so any returns will be limited to the value of our stock.

●	Provisions in our Certificate of Incorporation (as amended, the “Certificate of Incorporation”) and Bylaws (as amended, the “Bylaws”) and provisions under Delaware law could make it more difficult for a third party to acquire us or increase the cost of acquiring us, even if doing so would benefit our stockholders, and may prevent or frustrate attempts by our stockholders to replace or remove our current management.

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have included important factors in the cautionary statements included in this prospectus, particularly in the “Risk Factors” section, as well as the risk factors incorporated by reference in this prospectus, discussed under “Item 1A-Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended March 31, 2024, and under similar headings in our subsequently filed Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K, that could cause actual results or events to differ materially from the forward-looking statements that we make. Therefore, you should not rely on the occurrence of events described in any of these forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make.

You should read this prospectus and the documents that we have filed as exhibits to this prospectus completely and with the understanding that our actual future results may be materially different from what we expect. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We qualify all of the information presented in this prospectus, any accompanying prospectus supplement and any document incorporated herein by reference, and particularly our forward-looking statements, by these cautionary statements.

This prospectus includes statistical and other industry and market data that we obtained from industry publications and research, surveys and studies conducted by third parties. Industry publications and third-party research, surveys and studies generally indicate that their information has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information.

USE OF PROCEEDS

We cannot assure you that we will receive any proceeds in connection with securities which may be offered pursuant to this prospectus. Unless otherwise indicated in the applicable prospectus supplement, we intend to use any net proceeds from the sale of securities under this prospectus to fund working capital, capital expenditures and other general corporate purposes, which may include future acquisitions of businesses and content. We have not determined the amounts we plan to spend on any of the areas listed above or the timing of these expenditures. As a result, our management will have broad discretion to allocate the net proceeds, if any, we receive in connection with securities offered pursuant to this prospectus for any purpose. Pending application of the net proceeds as described above, we may initially invest the net proceeds in short-term, investment-grade, interest-bearing securities or apply them to the reduction of short-term indebtedness.

PLAN OF DISTRIBUTION

General

We may sell the securities offered by this prospectus from time to time in one or more transactions, including without limitation:

●	through underwriters or brokers;

●	directly to purchasers;

●	in a rights offering;

●	in “at-the-market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act to or through a market maker or into an existing trading market on an exchange or otherwise;

●	through agents;

●	in block trades;

●	through a combination of any of these methods; or

●	through any other method permitted by applicable law and described in a prospectus supplement.

In addition, we may issue the securities as a dividend or distribution to our existing stockholders or other security holders.

The prospectus supplement with respect to any offering of securities will include the following information:

●	the terms of the offering;

●	the names of any underwriters or agents;

●	the name or names of any managing underwriter or underwriters;

●	the purchase price or initial public offering price of the securities;

●	the net proceeds from the sale of the securities;

●	any delayed delivery arrangements;

●	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

●	any discounts or concessions allowed or re-allowed or paid to brokers;

●	any commissions paid to agents; and

●	any securities exchange on which the securities may be listed.

Sale through Underwriters or Brokers

If underwriters are used in the sale, the underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all of the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or re-allowed or paid to brokers.

We will describe the name or names of any underwriters, brokers or agents and the purchase price of the securities in a prospectus supplement relating to the securities.

In connection with the sale of the securities, underwriters may receive compensation from us or from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through brokers, and these brokers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents, which is not expected to exceed that customary in the types of transactions involved. Underwriters, brokers and agents that participate in the distribution of the securities may be deemed to be underwriters, and any discounts or commissions they receive from us, and any profit on the resale of the securities they realize may be deemed to be underwriting discounts and commissions, under the Securities Act. The prospectus supplement will identify any underwriter or agent and will describe any compensation they receive from us.

Underwriters could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an “at-the-market” offering, sales made directly on The Nasdaq Capital Market, the existing trading market for our shares of common stock, or sales made to or through a market maker other than on The Nasdaq Capital Market. The name of any such underwriter or agent involved in the offer and sale of our securities, the amounts underwritten, and the nature of its obligations to take our securities will be described in the applicable prospectus supplement.

Unless otherwise specified in the prospectus supplement, each series of the securities will be a new issue with no established trading market, other than our shares of common stock, which are currently traded on The Nasdaq Capital Market. It is possible that one or more underwriters may make a market in a series of the securities, but underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, we can give no assurance about the liquidity of the trading market for any of the securities.

Under agreements we may enter into, we may indemnify underwriters, brokers, and agents who participate in the distribution of the securities against certain liabilities, including liabilities under the Securities Act, or contribute with respect to payments that the underwriters, brokers or agents may be required to make.

Any compensation we pay underwriters or brokers will be subject to the guidelines of the Financial Industry Regulatory Authority, Inc. We will disclose the compensation in any applicable prospectus supplement or pricing supplement, as the case may be.

To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to brokers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

From time to time, we may engage in transactions with these underwriters, brokers, and agents in the ordinary course of business.

Direct Sales and Sales through Agents

We may sell the securities directly. In this case, no underwriters or agents would be involved. We also may sell the securities through agents designated by us from time to time. In the applicable prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the applicable prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any sales of these securities in the applicable prospectus supplement.

Remarketing Arrangements

Securities also may be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement.

Delayed Delivery Contracts

If we so indicate in the applicable prospectus supplement, we may authorize agents, underwriters or brokers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the applicable prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

General Information

We may have agreements with the underwriters, brokers, agents and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the underwriters, brokers, agents or remarketing firms may be required to make. Underwriters, brokers, agents and remarketing firms may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

GENERAL DESCRIPTION OF THE SECURITIES WHICH MAY BE OFFERED

Under this prospectus, we may offer shares of our common stock, preferred stock, various series of debt securities and/or warrants or rights to purchase any of such securities, either individually or in units of our common stock, preferred stock, various series of debt securities and/or warrants or rights offered under this prospectus, or any combination thereof, in one or more offerings under this prospectus.

This prospectus contains a summary of the material general terms of these securities that we may offer. The specific terms of these securities will be described in a prospectus supplement, information incorporated by reference, or free writing prospectus, which may be in addition to or different from the general terms summarized in this prospectus. Where applicable, the prospectus supplement, information incorporated by reference or free writing prospectus will also describe any material United States federal income tax considerations relating to the securities offered and indicate whether the securities offered are or will be listed on any securities exchange.

The summaries contained in this prospectus and in any prospectus supplements, information incorporated by reference or free writing prospectus may not contain all of the information that you would find useful. Accordingly, you should read the actual documents relating to any securities sold pursuant to this prospectus and the applicable prospectus supplement. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” for information about how to obtain copies of those documents.

The terms of any particular offering, the initial offering price and the net proceeds to our Company will be contained in the applicable prospectus supplement, information incorporated by reference or free writing prospectus, relating to such offering. The supplement may also add, update or change information contained in this prospectus. This prospectus and any accompanying prospectus supplement will contain the material terms and conditions for each security. You should carefully read this prospectus and any prospectus supplement before you invest in any of our securities.

DESCRIPTION OF CAPITAL STOCK

General

The following description of our capital stock and provisions of our Certificate of Incorporation and Bylaws are summaries and are qualified by reference to the Certificate of Incorporation and Bylaws that are on file with the SEC.

Our Certificate of Incorporation authorizes us to issue up to 10,000,000 shares of preferred stock, $0.001 par value per share, and 500,000,000 shares of our common stock, $0.001 par value per share.

As of February 4, 2025, there were 9,609,240 and 13,743 shares of common stock and preferred stock, respectively, issued and outstanding.

As of February 4, 2025, we had 399 holders of record of our common stock, which excludes stockholders whose shares were held in nominee or street name by brokers. The actual number of common stockholders is greater than the number of record holders and includes stockholders who are beneficial owners, but whose shares are held in street name by brokers and other nominees. This number of holders of record also does not include stockholders whose shares may be held in trust by other entities.

Common Stock

Voting

Holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, including the election of directors, and do not have cumulative voting rights. Accordingly, the holders of a majority of the shares of our common stock entitled to vote in any election of directors can elect all of the directors standing for election.

Dividends

Subject to preferences that may be applicable to any then outstanding preferred stock, the holders of common stock are entitled to receive dividends, if any, as may be declared from time to time by our board of directors out of legally available funds.

Liquidation

In the event of our liquidation, dissolution or winding up, holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities, subject to the satisfaction of any liquidation preference granted to the holders of any outstanding shares of preferred stock.

Rights and Preferences

Holders of our common stock have no preemptive, conversion or subscription rights, and there are no redemption or sinking fund provisions applicable to our common stock. The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock that we may designate and issue in the future.

Fully Paid and Nonassessable

All of our outstanding shares of common stock are, and the shares of common stock to be issued in this offering will be, fully paid and nonassessable.

Preferred Stock

Our board of directors has the authority, without further action by the stockholders, to issue up to 10,000,000 shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the rights, preferences and privileges of the shares of each wholly unissued series and any qualifications, limitations or restrictions thereon and to increase or decrease the number of shares of any such series, but not below the number of shares of such series then outstanding.

Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of the common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in our control that may otherwise benefit holders of our common stock and may adversely affect the market price of the common stock and the voting and other rights of the holders of common stock. As of February 4, 2025, there were 13,743 shares of our preferred stock outstanding.

Series A Perpetual Convertible Preferred Stock

On February 2, 2023, we filed the Certificate of Designation (the “Certificate of Designation”) with the Secretary of State of the State of Delaware designating 100,000 shares of our preferred stock as “Series A Perpetual Convertible Preferred Stock” (“Series A Preferred Stock”).

Voting

When the Series A Preferred Stock is entitled to vote, such shares are entitled to 1,000 votes per share of Series A Preferred Stock. In any matter in which the Series A Preferred Stock may vote as a single class with any other series of Preferred Stock (as may be required by law), each share of Series A Preferred Stock shall be entitled to 1,000 votes per share of Series A Preferred Stock.

Dividends

Holders of Series A Perpetual Convertible Preferred Stock shall be entitled to receive, and we shall pay, by issuing shares of Series A Preferred Stock or paying in cash to Holders, subject to and as provided in the Certificate of Designation, dividends on each share of Series A Preferred Stock, based on the stated value of $1,000, at a rate of 12% per annum (the “Interest”), commencing on the date of the first issuance of any shares of the Series A Preferred Stock until the date that such share of Series A Preferred Stock is converted to our common stock.

Liquidation

In the event of our liquidation, dissolution or winding up, holders of Series A Preferred Stock shall be entitled to receive out of our assets, whether capital or surplus, the greater of the following amounts: (a) the aggregate stated value of the Series A Preferred Stock; or (b) the amount the Holder would be entitled to receive if the Series A Preferred Stock were fully converted (disregarding for such purposes any conversion limitations hereunder) to common stock which amounts shall be paid pari passu with all holders of common stock. In addition, in the case of either (a) or (b) above, such holders will be entitled to the payment of all accrued but unpaid Interest and other declared and due but unpaid dividends or distributions, if any, on the Series A Preferred Stock and, in the event any of such dividends or distributions are payable in shares of common stock, the cash value of such shares of common stock upon liquidation. We will mail written notice of any such liquidation, not less than forty-five (45) days prior to the payment date stated therein, to each holder of Series A Preferred Stock.

Rights and Preferences

So long as a holder’s shares of Series A Preferred Stock are outstanding, interest payments shall accrue and be compounded daily on the basis of a 360-day day year and twelve 30-day months and shall be paid in arrears to such holder on the earlier of (i) the date that such share of Series A Preferred Stock is converted to common stock and (ii) quarterly on April 1st, July 1st, October 1st and January 1st of each year (each such date, an “Interest Payment Date”). At the option of the Corporation, the interest payments may be made in shares of Series A Preferred Stock valued at a price per share equal to the Stated Value (the “Interest Shares”) for the Interest Payment Dates occurring during the first 12 months after the Original Issue Date, and thereafter in Interest Shares or in cash at the sole option of the holder; subject to other limitations in the Certificate of Designation.

During the period any shares of Series A Preferred Stock remain outstanding, unless we have received the approval of the majority of the votes entitled to be cast by the holders of Series A Preferred Stock outstanding at the time of such vote (voting together as a single class), either at a meeting of holders of Series A Preferred Stock or by written consent, we shall not, either directly or indirectly by amendment, merger, consolidation, recapitalization, reclassification, or otherwise, do any of the following without (in addition to any other vote required by law), and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect:

(i)	increase the number of authorized shares of Series A Preferred Stock;

(ii)	issue or obligate itself to issue additional shares Series A Preferred Stock other than Interest Shares; or

(iii)	amend, alter or repeal any provision of the Certificate of Designation;

(iv)	amend, alter or repeal any provision of the Certificate of Incorporation or other charter documents in a manner that adversely affects the powers, preferences or rights of the Series A Preferred Stock or in any manner that adversely affects any rights of the Holders; or

(v)	enter into any agreement with respect to the foregoing.

For purposes of the foregoing voting requirements, the increase in the amount of the authorized Preferred Stock (other than Series A Preferred Stock) or common stock, or the creation or issuance of any other series of Preferred Stock or common stock that we may issue, or any increase in the amount of authorized shares of such series, shall not in itself be deemed to materially and adversely affect the rights, preferences or voting powers of the Series A Preferred Stock.

Authorized and Unissued Capital Stock

Delaware law does not require stockholder approval for any issuance of authorized shares. These additional shares may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.

One of the effects of the existence of unissued and unreserved common stock or preferred stock may be to enable our board of directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of our company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive the stockholders of opportunities to sell their shares at prices higher than prevailing market prices.

Warrants

As of February 4, 2025, there were 183,540 warrants outstanding.

2016 Equity Incentive Plan Awards

As of February 4, 2025, 1,760,000 shares of our common stock are reserved for future issuance to our employees, directors and consultants pursuant to our 2016 Equity Incentive Plan (as amended, the “2016 Plan”), of which 330,390 shares of our common stock are underlying outstanding awards under the 2016 Plan as of February 4, 2025, with a weighted average exercise price of approximately $39.2 per share for the outstanding options.

Delaware Anti-Takeover Law and Certain Charter and Bylaw Provisions

Delaware Anti-Takeover Statute

We are subject to the provisions of Section 203 of the Delaware General Corporation Law regulating corporate takeovers. In general, Section 203 prohibits a publicly held Delaware corporation from engaging, under certain circumstances, in a business combination with an interested stockholder for a period of three years following the date the person became an interested stockholder unless:

●	prior to the date of the transaction, our board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

●	upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, but not the outstanding voting stock owned by the interested stockholder, (1) shares owned by persons who are directors and also officers and (2) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

●	at or subsequent to the date of the transaction, the business combination is approved by our board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Generally, a business combination includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of a corporation’s outstanding voting stock. We expect the existence of this provision to have an anti-takeover effect with respect to transactions our board of directors does not approve in advance. We also anticipate that Section 203 may discourage attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

The provisions of Delaware law and the provisions of our Certificate of Incorporation and Bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they might also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions might also have the effect of preventing changes in our management. It is also possible that these provisions could make it more difficult to accomplish transactions that stockholders might otherwise deem to be in their best interests.

Bylaws

Provisions of our Bylaws may delay or discourage transactions involving an actual or potential change in our control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our common stock. Among other things, our Bylaws:

●	permit our board of directors to issue up to 10,000,000 shares of preferred stock, with any rights, preferences and privileges as they may designate (including the right to approve an acquisition or other change in our control);

●	provide that the authorized number of directors may be changed only by resolution of the board of directors;

●	provide that all vacancies, including newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum; and

●	do not provide for cumulative voting rights (therefore allowing the holders of a majority of the shares of common stock entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose).

The amendment of any of these provisions, with the exception of the ability of our board of directors to issue shares of preferred stock and designate any rights, preferences and privileges thereto, would require approval by the holders of a majority of our then outstanding common stock.

Listing

Our common stock is listed for quotation on The Nasdaq Capital Market under the symbol “LVO.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is VStock Transfer, LLC. The transfer agent and registrar’s address is 18 Lafayette Place, Woodmere, NY 11598.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future debt securities we may offer pursuant to this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. If we so indicate in a prospectus supplement, the terms of any debt securities offered under such prospectus supplement may differ from the terms we describe below, and to the extent the terms set forth in a prospectus supplement differ from the terms described below, the terms set forth in the prospectus supplement shall control.

We may sell from time to time, in one or more offerings under this prospectus, debt securities, which may be senior or subordinated. We will issue any such senior debt securities under a senior indenture that we will enter into with a trustee to be named in the senior indenture. We will issue any such subordinated debt securities under a subordinated indenture, which we will enter into with a trustee to be named in the subordinated indenture. We use the term “indentures” to refer to either the senior indenture or the subordinated indenture, as applicable. The indentures will be qualified under the Trust Indenture Act of 1939, as in effect on the date of the indenture. We use the term “debenture trustee” to refer to either the trustee under the senior indenture or the trustee under the subordinated indenture, as applicable.

The following summaries of material provisions of the senior debt securities, the subordinated debt securities and the indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities.

General

Each indenture will provide that debt securities may be issued from time to time in one or more series and may be denominated and payable in foreign currencies or units based on or relating to foreign currencies. Neither indenture will limit the amount of debt securities that may be issued thereunder, and each indenture will provide that the specific terms of any series of debt securities shall be set forth in, or determined pursuant to, an authorizing resolution and/or a supplemental indenture, if any, relating to such series.

We will describe in each prospectus supplement the following terms relating to a series of debt securities:

●	the title or designation;

●	the aggregate principal amount and any limit on the amount that may be issued;

●	the currency or units based on or relating to currencies in which debt securities of such series are denominated and the currency or units in which principal or interest or both will or may be payable;

●	whether we will issue the series of debt securities in global form, the terms of any global securities and who the depositary will be;

●	the maturity date and the date or dates on which principal will be payable;

●	the interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the date or dates interest will be payable and the record dates for interest payment dates or the method for determining such dates;

●	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

●	the terms of the subordination of any series of subordinated debt;

●	the place or places where payments will be payable;

●	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

●	the date, if any, after which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional redemption provisions;

●	the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities;

●	whether the indenture will restrict our ability to pay dividends, or will require us to maintain any asset ratios or reserves;

●	whether we will be restricted from incurring any additional indebtedness;

●	a discussion on any material or special U.S. federal income tax considerations applicable to a series of debt securities;

●	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof; and

●	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

Conversion or Exchange Rights

We will set forth in the prospectus supplement the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Information Concerning the Debenture Trustee

The debenture trustee, other than during the occurrence and continuance of an event of default under the applicable indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the debenture trustee under such indenture must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the debenture trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check which we will mail to the holder. Unless we otherwise indicate in a prospectus supplement, we will designate the corporate trust office of the debenture trustee in the City of New York as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the debenture trustee for the payment of the principal of or any premium or interest on any debt securities which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

Subordination of Subordinated Debt Securities

Our obligations pursuant to any subordinated debt securities will be unsecured and will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The subordinated indenture does not limit the amount of senior indebtedness we may incur. It also does not limit us from issuing any other secured or unsecured debt.

DESCRIPTION OF WARRANTS

General

We may issue warrants to our stockholders to purchase shares of our common stock. We may offer warrants separately or together with one or more debt securities, common stock or rights, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the certificates relating to the rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The following description sets forth certain general terms and provisions of the rights to which any prospectus supplement may relate. The particular terms of the warrant to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the rights so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the warrant, warrant agreement or warrant certificates described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable warrant agreement and warrant certificate for additional information before you decide whether to purchase any of our rights.

We will provide in a prospectus supplement the following terms of the warrants being issued:

●	the specific designation and aggregate number of, and the price at which we will issue, the warrants;

●	the currency or currency units in which the offering price, if any, and the exercise price are payable;

●	the designations, amount and terms of the securities purchasable upon exercise of the warrants;

●	inapplicable, the exercise price for shares of our common stock and the number of shares of common stock to be received upon exercise of the warrants;

●	inapplicable, the exercise price for shares of our preferred stock, the number of shares of preferred stock to be received upon exercise, and a description of that series of our preferred stock;

●	if applicable, the exercise price for our debt securities, the amount of debt securities to be received upon exercise, and a description of that series of debt securities;

●	the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

●	whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

●	any applicable material U.S. federal income tax consequences;

●	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

●	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

●	inapplicable, the date from and after which the warrants and the common stock, preferred stock and/or debt securities will be separately transferable;

●	inapplicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

●	information with respect to book-entry procedures, if any;

●	the anti-dilution provisions of the warrants, if any;

●	any redemption or call provisions;

●	whether the warrants may be sold separately or with other securities as parts of units; and

●	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants

Each warrant will entitle the holder of rights to purchase for cash the principal amount of shares of common stock or other securities at the exercise price provided in the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement.

Holders may exercise warrants as described in the applicable prospectus supplement. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of common stock or other securities, as applicable, purchasable upon exercise of the rights. If less than all of the warrants issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

Warrant Agent

The warrant agent for any warrants we offer will be set forth in the applicable prospectus supplement.

DESCRIPTION OF RIGHTS

General

We may issue rights to our stockholders to purchase shares of our common stock or the other securities described in this prospectus. We may offer rights separately or together with one or more additional rights, debt securities, common stock or warrants, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent. The rights agent will act solely as our agent in connection with the certificates relating to the rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The following description sets forth certain general terms and provisions of the rights to which any prospectus supplement may relate. The particular terms of the rights to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the rights so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the rights, rights agreement or rights certificates described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable rights agreement and rights certificate for additional information before you decide whether to purchase any of our rights.

We will provide in a prospectus supplement the following terms of the rights being issued:

●	the date of determining the stockholders entitled to the rights distribution;

●	the aggregate number of shares of common stock or other securities purchasable upon exercise of the rights;

●	the exercise price;

●	the aggregate number of rights issued;

●	whether the rights are transferrable and the date, if any, on and after which the rights may be separately transferred;

●	the date on which the right to exercise the rights will commence, and the date on which the right to exercise the rights will expire;

●	the method by which holders of rights will be entitled to exercise;

●	the conditions to the completion of the offering, if any;

●	the withdrawal, termination and cancellation rights, if any;

●	whether there are any backstop or standby purchaser or purchasers and the terms of their commitment, if any;

●	whether stockholders are entitled to oversubscription rights, if any;

●	any applicable U.S. federal income tax considerations; and

●	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights, as applicable.

Each right will entitle the holder of rights to purchase for cash the principal amount of shares of common stock or other securities at the exercise price provided in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of common stock or other securities, as applicable, purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

Rights Agent

The rights agent for any rights we offer will be set forth in the applicable prospectus supplement.

DESCRIPTION OF UNITS

The following description, together with the additional information that we include in any applicable prospectus supplements summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.

We will incorporate by reference from reports that we file with the SEC, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we may offer under this prospectus, as well as any related free writing prospectuses and the complete unit agreement and any supplemental agreements that contain the terms of the units.

General

We may issue units consisting of common stock, preferred stock, one or more debt securities, warrants, rights or purchase contacts for the purchase of common stock and/or debt securities in one or more series, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each security included in the unit. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units being offered, including:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provisions of the governing unit agreement that differ from those described below; and

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those set forth in any prospectus supplement or as described under “Description of Capital Stock,” “Description of Debt Securities,” “Description of Warrants” and “Description of Rights” will apply to each unit, as applicable, and to any common stock, debt security, warrant or right included in each unit, as applicable.

Unit Agent

The name and address of the unit agent for any units we offer will be set forth in the applicable prospectus supplement.

Issuance in Series

We may issue units in such amounts and in such numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

Provisions of Delaware Law Governing Business Combinations

We are subject to the “business combination” provisions of Section 203 of the DGCL. In general, such provisions prohibit a publicly held Delaware corporation from engaging in any “business combination” transactions with any “interested stockholder” for a period of three years after the date on which the person became an “interested stockholder,” unless:

●	prior to such date, the board of directors approved either the “business combination” or the transaction which resulted in the “interested stockholder” obtaining such status; or

●	upon consummation of the transaction which resulted in the stockholder becoming an “interested stockholder,” the “interested stockholder” owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the “interested stockholder”) those shares owned by (a) persons who are directors and also officers and (b) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

●	at or subsequent to such time the “business combination” is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the “interested stockholder.”

A “business combination” is defined to include mergers, asset sales and other transactions resulting in financial benefit to a stockholder. In general, an “interested stockholder” is a person who, together with affiliates and associates, owns 15% or more of a corporation’s voting stock or within three years did own 15% or more of a corporation’s voting stock. The statute could prohibit or delay mergers or other takeover or change in control attempts with respect to us and, accordingly, may discourage attempts to acquire us.

Limitations on Liability and Indemnification of Officers and Directors

Section 145 of the DGCL authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933. Our amended and restated certificate of incorporation limits the liability of our officers and directors to the fullest extent permitted by the DGCL, and our amended and restated certificate of incorporation provides that we will indemnify our officers and directors to the fullest extent permitted by such law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

LEGAL MATTERS

Foley Shechter Ablovatskiy LLP (“FSA”), New York, New York, will pass upon the validity of the issuance of the securities to be offered by this prospectus. As of the date of this prospectus, FSA and certain principals of the firm own securities of our Company representing in the aggregate less than two percent of the shares of our common stock outstanding immediately prior to the filing of this prospectus. FSA may receive shares of our common stock in connection with the satisfaction of outstanding legal fees payable to FSA. Although FSA is not under any obligation to accept shares of our common stock in payment for services, it may do so in the future. If counsel for any underwriter, dealer or agent passes on legal matters in connection with an offering made by this prospectus, we will name that counsel in the applicable prospectus supplement relating to the offering.

EXPERTS

The consolidated financial statements as of March 31, 2024 and 2023, and for the years then ended incorporated by reference in this Prospectus and in the Registration Statement have been so incorporated in reliance on the report of Macias Gini & O’Connell LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting. The report on the consolidated financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Exchange Act, and file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the SEC’s public reference facilities at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference facilities. SEC filings are also available at the SEC’s web site at www.sec.gov.

This prospectus is only part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act and therefore omits certain information contained in the registration statement. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document. You may inspect a copy of the registration statement, including the exhibits and schedules, without charge, at the public reference room or obtain a copy from the SEC upon payment of the fees prescribed by the SEC.

We also maintain a website at www.liveone.com, through which you can access our SEC filings. The website addresses referenced herein are not intended to function as hyperlinks, and the information contained in our website, the SEC’s website or any other website referenced herein is not incorporated by reference into this prospectus and should not be considered to be part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with them. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. This prospectus omits certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement and any prospectus supplement filed hereafter, including the exhibits, for further information about us and the securities we may offer pursuant to this prospectus. Statements in this prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. Copies of all or any part of the registration statement, including the documents incorporated by reference or the exhibits, may be obtained upon payment of the prescribed rates at the offices of the SEC listed above in “Where You Can Find More Information.” The documents we are incorporating by reference are:

●	our Annual Report on Form 10-K for the fiscal year ended March 31, 2024, filed with the SEC on July 1, 2024;

●	Amendment No. 1 to our Quarterly Report on Form 10-Q for the quarter ended December 31, 2023, filed with the SEC on April 30, 2024;

●	our Quarterly Report on Form 10-Q for the quarter ended June 30, 2024, filed with the SEC on August 13, 2024;

●	our Quarterly Report on Form 10-Q for the quarter ended September 30, 2024, filed with the SEC on November 14, 2024;

●	our Current Report on Form 8-K, filed with the SEC on April 5, 2024;

●	our Current Report on Form 8-K, filed with the SEC on May 14, 2024;

●	our Current Report on Form 8-K, filed with the SEC on June 6, 2024;

●	our Current Report on Form 8-K, filed with the SEC on August 30, 2024;

●	our Current Report on Form 8-K, filed with the SEC on September 18, 2024;

●	our Current Report on Form 8-K and Form 8-K/A, filed with the SEC on October 10, 2024 and November 21, 2024, respectively;

●	our Current Report on Form 8-K, filed with the SEC on November 15, 2024;

●	our Current Report on Form 8-K, filed with the SEC on January 10, 2025;

●	our Current Report on Form 8-K, filed with the SEC on February 3, 2025;

●	the information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended March 31, 2024 from our definitive Proxy Statement on Schedule 14A, filed with the SEC on July 26, 2024;

●	the description of our common stock contained in our Registration Statement on Form 8-A, filed on October 19, 2017 and as amended on February 20, 2018, pursuant to Section 12(b) of the Exchange Act, which incorporates by reference the description of the shares of our common stock contained in our Registration Statement on Form S-1 (Registration No. 333-217893) initially filed with the SEC on May 11, 2017, as amended, and declared effective by the SEC on December 21, 2017, and any amendment or report filed with the SEC for purposes of updating such description; and

●	all reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and prior to the termination or completion of the offering of securities under this prospectus, and also between the date of the initial registration statement and prior to effectiveness of the registration statement, shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of filing such reports and other documents; provided, however, that we are not incorporating any information furnished under any of Item 2.02 or Item 7.01 of any Current Report on Form 8-K

Unless otherwise noted, the SEC file number for each of the documents listed above is 001-38249.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished, but not filed, with the SEC.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will promptly provide, without charge to you, upon written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus, other than exhibits to those documents, unless the exhibits are specifically incorporated by reference in those documents. Requests should be directed to:

Corporate Secretary

LiveOne, Inc.

269 South Beverly Drive, Suite 1450

Beverly Hills, CA 90212

You should rely only on information contained in, or incorporated by reference into, this prospectus and any prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference in this prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

You can also find these filings on our website at www.liveone.com. We are not incorporating the information on our website other than these filings into this prospectus or any prospectus supplement.

LIVEONE, INC.

1,000,000 Shares of Common Stock

The date of this prospectus supplement is April 17, 2026.